Exhibit 99.1

AGREEMENT OF PURCHASE AND SALE

THE SELLER PARTIES
Identified herein

“SELLERS”

W2005 NEW CENTURY HOTEL PORTFOLIO, L.P.

“BUYER”

SCHEDULE “A” - Legal Description of Land
SCHEDULE “B” - Form of Assignment and Assumption of Commercial Leases
SCHEDULE “C” - Form of Assignment and Assumption of Intangible Property
SCHEDULE “D” - Forms of Assignment and Assumption of Third Party Leases
SCHEDULE “E” - Form of Assignment and Assumption of Operating Agreements
SCHEDULE “F” - Form of Bill of Sale (Personal Property)
SCHEDULE “G” - Rent Roll (Commercial Leases) as of the Effective Date
SCHEDULE “H” - Schedule of Franchise Agreements
SCHEDULE “I” - Schedule of Ground Leases
SCHEDULE “J” - Schedule of Guaranty of Franchise Agreements
SCHEDULE “K” - Schedule of Management Agreements
SCHEDULE “L” - Schedule of Third Party Leases
SCHEDULE “M” - Schedule of Operating Agreements
SCHEDULE “N - Schedule of Operating Leases
SCHEDULE “O” - Schedule of Operating Tenants
SCHEDULE “P” - Purchase Price Allocation Schedule
SCHEDULE “Q” - Schedule of Sellers
SCHEDULE “R” - Litigation Schedule
SCHEDULE “S” - Title and Survey Defects
SCHEDULE “T” - Schedule of Liquor Licenses
SCHEDULE “U” - Form of Assignment and Assumption of Ground Lease
SCHEDULE “V” - Form of Tenant Estoppel
SCHEDULE “W” - Forms of Third Party Lease Tenant Estoppel
SCHEDULE “X” - Deeds
SCHEDULE “Y” - Form of Ground Lessor’s Certificate
SCHEDULE “Z” - Material REAs
SCHEDULE “AA” - Form of REA Estoppel
SCHEDULE “BB” - Property Improvement Plans Corresponding to Capital Expenditures
SCHEDULE “CC” - Property Improvement Plans Corresponding to Minimum Franchise
Terms
SCHEDULE “DD” - Minimum Terms for Franchise Agreements
SCHEDULE “EE” - Phase II Environmental

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE made and entered into as of December 12, 2006, by and between Sellers and Buyer.

DEFINITIONS

For the purposes of this Agreement, the parties agree that the following terms shall have the following meanings:

1.
Accounts Receivable: All accounts receivable relating to the Hotels, other than the Tray Ledgers, accruing prior to the Transfer Time (including, without limitation, receivables and revenues for food, beverage and telephone use).

2.	Affiliates: With respect to an indicated Person, any other Person who directly Controls, is Controlled by or is under common Control with, such indicated Person.

3.	Agreement: This Agreement of Purchase and Sale by and between Buyer and Sellers providing for the sale and purchase of the Property.

4.	Allocated Purchase Price: The portion of the Purchase Price allocated to an individual Hotel, as specified in the Purchase Price Allocation Schedule.

5.
Assignment and Assumption of Commercial Leases: An assignment and assumption of the Commercial Leases in the form attached hereto as Schedule “B” and by this reference incorporated herein, pursuant to which (i) each Seller and/or Operating Tenant shall assign and transfer to Buyer all of each Seller’s and/or Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of Seller’s or Operating Tenant’s obligations and liabilities under, the Commercial Leases first accruing from and after Closing, (ii) the applicable Seller shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under those certain Commercial Leases for which Buyer has not received tenant estoppels pursuant to Section 9.02 prior to the Transfer Time, and (iii) Buyer shall indemnify, hold harmless and defend the applicable Seller from and against any loss, cost or damage arising under any Commercial Leases from and after the Transfer Time.

6.
Assignment and Assumption of Ground Lease: An assignment and assumption of the Ground Lease in the form attached hereto as Schedule “U” and by this reference incorporated herein, pursuant to which (i) the relevant Seller shall assign and transfer to Buyer all of such Seller’s right, title and interest in and to, and Buyer shall assume all of such Seller’s obligations and liabilities under, the Ground Lease first accruing from and after the Transfer Time, (ii) the applicable Seller shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under the Ground Lease prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend the applicable Seller from and against any loss, cost or damage arising under the Ground Lease from and after the Transfer Time.

7.
Assignment and Assumption of Intangible Property: An assignment and assumption of the Intangible Property in the form attached hereto as Schedule “C” and by this reference incorporated herein, pursuant to which (i) each Seller and/or Operating Tenant shall assign and transfer to Buyer all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of such Seller’s and/or Operating Tenant’s obligations and liabilities under, the Intangible Property first accruing from and after the Transfer Time, to the extent such assignments are legally and contractually permitted, (ii) the applicable Seller shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising with respect to Intangible Property prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend the applicable Seller from and against any loss, cost or damage arising under any Intangible Property from and after the Transfer Time.

8.
Assignment and Assumption of Third Party Leases: An assignment and assumption of Third Party Leases in the form attached hereto as Schedule “D” and by this reference incorporated herein, pursuant to which with respect to each of the Third Party Leases (i) the relevant Seller shall assign and transfer to Buyer all of such Seller’s right, title and interest in and to, and Buyer shall assume all of such Seller’s obligations and liabilities under, such Third Party Lease first accruing from and after the Transfer Time, (ii) the applicable Seller shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under the Third Party Leases prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend the applicable Seller from and against any loss, cost or damage arising under the Third Party Leases from and after the Transfer Time.

9.
Assignment and Assumption of Operating Agreements: An assignment and assumption of the Operating Agreements in the form attached hereto as Schedule “E” and by this reference incorporated herein, pursuant to which (i) each Seller and/or Operating Tenant shall assign and transfer to Buyer all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of such Seller’s and/or Operating Tenant’s obligations and liabilities under, the Operating Agreements first accruing from and after the Transfer Time (ii) the applicable Seller shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under the Operating Agreements prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend the applicable Seller from and against any loss, cost or damage arising under the Operating Agreement from and after the Transfer Time.

10.
Bill of Sale (Personal Property): A bill of sale in the form attached hereto as Schedule “F” and by this reference incorporated herein, pursuant to which each Seller and/or Operating Tenant shall transfer and convey to Buyer the Personal Property owned by such Seller and/or Operating Tenant in an “AS IS, WHERE IS” condition and without recourse or express or implied warranty other than such Seller’s and/or Operating Tenant’s limited warranty of title and freedom from encumbrance (other than (i) any liens or mortgages assumed or entered into by Buyer; or (ii) any personal property sales tax or other tax incurred or assessed in connection with the transfer of the Personal Property pursuant to the purchase and sales transactions contemplated by this Agreement).

11.	Broker: Hodges Ward Elliott.

12.	Buyer: W2005 New Century Hotel Portfolio, L.P.

13.	Closing: The consummation of the transactions contemplated by this Agreement which shall occur on the Closing Date.

14.	Closing Date: February 1, 2007, unless extended to a date no later than April 1, 2007 as expressly permitted in this Agreement, or such earlier date agreed to by Sellers and Buyer.

15.	Closing Statement: As defined in Section 4.01.

16.
Commercial Leases: Those certain commercial and retail leases pursuant to which Sellers and/or Operating Tenants lease portions of the Property for retail or commercial purposes described on that certain rent roll attached hereto as Schedule “G” and incorporated herein by reference.

17.	Confidential Information: As defined in Section 14.14 of this Agreement.

18.	Control: “Control” shall mean:

the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

19.
Data Room Web Site: A secure web site established by Sellers prior to the Effective Date in which various due diligence materials relating to the Property have been made available to Buyer prior to the Effective Date.

20.
Deeds: The special warranty deeds in the form attached hereto as Schedule “X” and by this reference incorporated herein, pursuant to which Sellers shall convey to Buyer all of Sellers’ right, title and interest in and to the Land and Hotels free and clear of all encumbrances save and except for the Permitted Exceptions relating to such Land and Hotels.

21.	Deposit: The sum of Fifteen Million and No/100 ($15,000,000.00), and any interest accrued thereon.

22.	Effective Date: December __, 2006.

23.	Employees: Those individuals employed by Managers at the Hotels.

24.
Escrow Agent: The Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore, Esquire.

25.	Franchise Agreements: All Franchise Agreements in effect with respect to the Hotels identified on Schedule “H” attached hereto.

26.	Franchisors: Each “Franchisor” or “Licensor” under the Franchise Agreements for the Hotels.

27.
Ground Lease: That certain ground lease agreement identified on Schedule “I” attached hereto and by this reference incorporated herein, pursuant to which the Seller referenced therein holds a leasehold interest in and to the Hotel referenced therein.

28.
Guaranty of Franchise Agreements: All guaranty agreements with respect to franchisee’s obligations under the Franchise Agreements including without limitation those identified on the attached Schedule “J”.

29.
Hotels: The hotel buildings and all accessory buildings and structures, if any, and all fixtures placed on or attached thereto, located on the parcels comprising the Land. Each of the Hotels is at times herein referred to individually as a Hotel.

30.	House Funds: Cash on hand at or for the Hotels, including, without limitation, petty cash funds and cashiers’ banks but exclusive of Reserve Funds.

31.
"Immaterial Taking" shall mean a taking of any portion of the land or improvements constituting a portion of a Hotel that would cost less than the greater of One Million Dollars ($1,000,000) or seven and one-half percent (7.5%) of the Allocated Purchase Price for such Hotel (based upon the governmental entity’s offer and appraisal or, if no such offer or appraisal has been provided, based upon the mutual agreement of the applicable Seller and Buyer, acting reasonably) to rebuild the improvements as nearly as possible to the same (but not less than) economic unit as it represented prior to the taking, and does not materially adversely affect access to the improvements (any taking which results in the loss of the primary access route to the improvements, whether such access is vehicular or pedestrian, is materially adverse), or compliance with applicable zoning or building requirements, including parking (any taking which results in the improvements not being able to be rebuilt upon the occurrence of a casualty is materially adverse).

32.
Intangible Property: All of Sellers’ and Operating Tenants’ (and, to the extent consented to by Managers, Managers’) respective right, title and interest in and to all intangible property used in connection with the Land, Hotels or Personal Property, including without limitation, all licenses and permits ((“Licenses and Permits”) but specifically excluding any and all licenses and permits to sell alcohol, any tradename or trademark of Sellers and Managers and property of Sellers not exclusively used at the Property, approvals, development rights, vested rights, benefit, privilege, exemptions, authorizations and any and all entitlements, all guaranties and warranties related to the Hotels and the Personal Property or the construction, fabrication or maintenance thereof, all plans and specifications relating to the Hotels and any landscaping, telephone numbers, websites, website addresses, marketing materials and any signage rights of Sellers or Operating Tenants or, to the extent consented to by Managers, Managers related to the Hotels, and all books, records, reports, test results, environmental assessments, surveys and other documents related to Sellers’ and Operating Tenants’ and, to the extent consented to by Managers, Managers’ maintenance and repair of the Property.

33.	Inventory: All inventory located at the Hotels, including without limitation, all mattresses, pillows, bed linens, towels and Operating Supplies.

34.	Land: Those certain parcels of land more particularly described in Schedule “A” attached hereto and by this reference incorporated herein, and all rights and appurtenances thereto.

35.	Licenses and Permits: Defined hereinabove in the definition of Intangible Property.

36.	Licensed Premises: the areas within any Hotel described or otherwise identified in or with respect to a liquor license as licensed for the applicable Liquor Operations.

37.
Liquor Inventory: All liquor, wine, beer and other alcoholic beverages physically located at the Hotels and held for sale to guests and others or otherwise used in the operation of any Hotel, including (without limitation) the contents of any in-room servi-bars and mini-bars.

38.	Liquor Operations: the sale and/or service of any Liquor Inventory.

39.	Management Agreements: Any and all management agreements relating to the Property identified on Schedule “K” attached hereto.

40.	Management Termination Fees: As defined in Section 1.06(c) of this Agreement.

41.	Managers: Each “Manager” of a Hotel under and pursuant to the Management Agreements.

42.
Material Operating Agreements: Those Operating Agreements that (A)(i) require more than thirty (30) days notice to terminate, or (ii) are terminable upon notice of thirty (30) days or less and require payment of a termination fee, or (iii) are not terminable by Sellers for convenience or upon sale of the affected Property, and (B) either (i) require aggregate annual payments (including any termination fee) in excess of Twenty Thousand and No/100 Dollars ($20,000.00) per Operating Agreement during the remaining term of such Operating Agreement after the Closing, or (ii) have an unexpired term following the Closing (including any mandatory renewal terms that are exercisable by the counterparty thereto) of more than one (1) year.

43.	Material REA’s. Each of the reciprocal easement agreements, declaration of covenants and other easement agreements affecting the Property identified on Schedule “Z” attached hereto.

44.
Operating Agreements: All contracts, agreements, leases (including, but not limited to, equipment leases but excluding Commercial Leases), maintenance agreements and service contracts, to which Sellers or Managers are a party, which are in effect on the Closing Date and which relate to the ownership and/or operation of the Hotels, including, without limitation, any such agreements as are listed in Schedule “M” attached hereto and by this reference incorporated herein, but specifically excluding the Franchise Agreements, Ground Leases, Management Agreements and the Operating Leases.

45.
Operating Leases: Those certain lease agreements by and between each Seller, as “Landlord”, and each Operating Tenant, as “Tenant”, as amended, and more particularly described on Schedule “N” attached hereto and by this reference incorporated herein, pursuant to which each Operating Tenant leases its respective Hotel.

46.
Operations Settlement: An accounting prepared by Sellers’ and Buyer’s accountants in the period between eight o’clock p.m. on the day prior to the Closing Date and eight o’clock a.m. (local time) on the Closing Date, the results of which shall be incorporated into the closing statement.

47.
Operating Supplies: Any and all operating supplies, whether consumables or non-consumables, used or consumed in the ordinary course of business at the Hotels and owned by the relevant Seller or Operating Tenant, including without limitation, paper products; engineering maintenance and housekeeping supplies including soap, and cleaning supplies; food, and alcoholic (to the extent transferable under applicable law) and non-alcoholic beverages and other supplies of all kinds, in each case whether partially used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotel which are on hand on the date of this Agreement, subject to such depletion and restocking as shall occur and be made in the normal course of business, excluding, however, items of property owned by tenants, guests, or employees.

48.
Operating Tenants: Those entities identified as the Operating Tenant of each Hotel on Schedule “O” attached hereto which are affiliates of Sellers. Each such entity is at times herein referred to as an “Operating Tenant.”

49.
Other Revenues: All revenues earned by Sellers from the operation of the Hotels other than Room Revenues, including, without limitation, revenues from the sale of food, the sale of alcoholic and nonalcoholic beverages, rental of meeting and banquet rooms, telephone sales, pay television sales, vending machine sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon.

50.
Permitted Exceptions: Any and all (i) general taxes and assessments for the year of the Closing and thereafter, and special taxes and assessments not then due and payable as of the Closing Date; (ii) leases and tenancies in writing for any areas of the Land or Hotels which Buyer has agreed in writing to assume pursuant to this Agreement (including, without limitation, the Ground Leases, Third Party Leases and Commercial Leases which Buyer shall assume at Closing); (iii) liens, mortgages and encumbrances created by Buyer (iv) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations, provided the same do not prohibit or impair in any material respect, the use of the Property as it is currently being used and (v) any title exceptions or survey matters reflected in the Title Insurance Commitments and on the Surveys, and any title or survey matters objected to by Buyer, which objections are subsequently waived by Buyer, except that in no event shall Permitted Exceptions include (x) monetary liens and mortgages (not created by Buyer), which shall be paid by Sellers at Closing, (y) exceptions and/or survey matters described on Schedule “S”, which in accordance with Article XI Sellers shall use good faith efforts to cause to be removed prior to Closing and (z) encumbrances voluntarily created by Sellers after October 31, 2006, which Sellers shall remove prior to Closing.

51.
Person: Any natural person, firm, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, governmental authority or other legal entity, in each case whether in its own or a representative capacity.

52.
Personal Property: All furniture, furnishings, fixtures, equipment, vehicles, machinery, appliances, dishes, utensils, cookware, materials and Inventory, located at the Hotels, owned by any Seller or any Operating Tenant, and used solely in connection with the operation of the Hotels, but (subject to the provisions of Section 1.02) specifically excluding any Personal Property that is leased by any Seller from a third-party.

53.
Pleasanton Hotel Commercial Lease: That certain Commercial Lease, dated as of  April 24, 1996 , by and between  GUS Enterprises-XI, as Landlord, and  Faz Restaurant Danville, Inc., as Tenant, as amended from time to time, relating to that certain Hotel commonly known as  Four Points Hotel Pleasanton.

54.	Property: A collective term which shall mean all of the Land, Hotels, Intangible Property and Personal Property.

55.	Purchase Price: The amount specified in Section 2.01 as the purchase price for the Property.

56.
Purchase Price Allocation Schedule: The schedule attached hereto as Schedule “P” pursuant to which the Purchase Price is allocated among each Property for the purposes of calculating title insurance premiums and other closing costs.

57.	Rent Roll: As defined in Section 6.01(k) of this Agreement.

58.	Representatives: As defined in Section 14.14 of this Agreement.

59.
Reserve Funds: All funds held in bank accounts, cash accounts and reserve accounts for furniture, fixtures and equipment, for capital expenditures, or for other matters relating to the operation of the Hotels, whether such accounts are held in the name of the Sellers, Operating Tenants or Managers on behalf of Sellers or Operating Tenants.

60.	Room Revenues: All revenues from the rental of guest rooms of the Hotels (but excluding any items included in the definition of Other Revenues), together with any and all sales or other taxes thereon.

61.	Sellers: Shall mean those entities more particularly described on Schedule “Q” attached hereto and by this reference incorporated herein. Each such entity is at times herein referred to as a “Seller.”

62.
Sellers’ Knowledge: The actual knowledge of Marcel Verbaas and Craig Lambert, without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of the Sellers or any of their Affiliates. For the purposes of this definition, the term “actual knowledge” means, with respect to any Person, the conscious awareness of such Person at the time in question, and expressly excludes any constructive or implied knowledge of such Person.

63.
Sheraton Hotel Sunnyvale Commercial Lease. That certain Commercial Lease, dated as of July 27, 1995, by and between GUS Enterprises VIII, as Landlord, and Faz Restaurant Danville, Inc., as Tenant, as amended from time to time, relating to that certain Hotel commonly known as the Sheraton Hotel Sunnyvale.

64.
Surveys: The surveys of each parcel comprising the Land and the Hotel located on such parcel and any updates to such surveys, in each case, obtained by Buyer prior to execution of this Agreement. Each of the Surveys is at times herein referred to as a “Survey.”

65.
Third Party Leases: Those certain lease agreements more particularly describe in Schedule “L” attached hereto and by this reference incorporated herein pursuant to which each Seller referenced therein leases the Land and Hotel more particularly described therein to the third-party lessee more particularly described therein. Each of the Third Party Leases is at times herein referred to as a Third Party Lease.

66.
Title Company: First American Title Insurance Company through the Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore, Esq.

67.
Title Insurance Commitments: The First American Title Insurance Company commitments of title insurance issued by the Title Company with respect to the issuance of owner’s title insurance policies, using (i) if the 2006 ALTA form has been adopted in the jurisdiction where the applicable Hotel is located, the 2006 ALTA form (or its local equivalent), or (ii) if the 2006 ALTA form has not been adopted in the jurisdiction where the applicable Hotel is located, the 1992 ALTA form (or its local equivalent), at Closing with regard to the interest of Sellers in and to the Land which is to be conveyed to Buyer pursuant to this Agreement. Each of the Title Insurance Commitments is at times herein referred to as a “Title Commitment.”

68.
Title Policies: The owner’s policies of title insurance to be issued to Buyer pursuant to the terms of the Title Insurance Commitments, using (i) if the 2006 ALTA form has been adopted in the jurisdiction where the applicable Hotel is located, the 2006 ALTA form (or its local equivalent), or (ii) if the 2006 ALTA form has not been adopted in the jurisdiction where the applicable Hotel is located, the 1992 ALTA form (or its local equivalent). Each of the Title Policies is at times herein referred to as a “Title Policy”.

69.	Transfer Time: 12:01 a.m. (local time) on the Closing Date.

70.	Tray Ledgers: Any accounts receivable of registered guests who have not checked out and who are occupying rooms on the evening prior to, and the morning of, the Closing Date.

71.	WARN: As defined in Section 5.02 of this Agreement.

AGREEMENT

ARTICLE I.
ASSETS PURCHASED AND SOLD

Section 1.01.  Purchase and Sale. Subject to the terms and conditions of this Agreement and in consideration of the performance of the covenants contained herein, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer, the Property.

Section 1.02.  Personal Property. Subject to the terms and conditions of this Agreement, at Closing, Sellers agree to assign, transfer and convey to Buyer all of Sellers’ right, title and interest in and to the Personal Property pursuant to the Bill of Sale (Personal Property). In the event that any Personal Property is owned by any Operating Tenant, Sellers agree to cause such Operating Tenant to assign, transfer and convey to Buyer any such Personal Property at Closing, pursuant to a bill of sale in the same form as the Bill of Sale (Personal Property). In the event that any Personal Property is owned by any Manager, Sellers agree to use commercially reasonable efforts to cause such Manager to assign, transfer and convey to Buyer any such Personal Property at Closing, pursuant to a bill of sale in the same form as the Bill of Sale (Personal Property).

Section 1.03.  Operating Agreements. At Closing, Sellers shall assign and transfer to Buyer all of Sellers’ right, title and interest in and to, and Buyer shall assume all of Sellers’ obligations and liabilities first arising from and after the Transfer Time under, the Operating Agreements pursuant to the Assignment and Assumption of Operating Agreements. Sellers have, to Sellers’ Knowledge (in the Data Room Web Site or by hard copy), provided Buyer with complete copies of all Operating Agreements which were in effect as of the Effective Date. Sellers shall promptly provide Buyer with complete copies of any other Operating Agreements entered into subsequent to the Effective Date and prior to the Closing Date. Buyer shall pay all out of pocket fees and expenses of third parties under the Operating Agreements required to be paid by Sellers in regard to such assignments or transfers, including any transfer charges reasonably necessary to obtain the consent of any such third party. Sellers will not enter into any Operating Agreement(s) which will obligate Buyer following Closing, except those which (i) are terminable without payment or penalty on thirty (30) or fewer days notice or (ii) have otherwise been reasonably approved by Buyer. Buyer shall have five (5) days to approve or disapprove any new Operating Agreement to be entered into prior to Closing following a written request therefore by Sellers, which approval may be granted or withheld in Buyer’s reasonable discretion. Buyer’s failure to provide a written response to Sellers within five (5) days following a written request from Sellers shall be deemed an approval of such new Operating Agreement by Buyer. Buyer understands and agrees that it is solely Buyer’s responsibility to obtain any and all Operating Agreements necessary to conduct business at the Hotels from and after the Closing Date. Buyer’s failure to obtain any Operating Agreements which are necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer’s obligations under this Agreement. In the event that any Operating Tenant is a party to and holder of rights under any Operating Agreement, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Operating Agreements. In the event that any Manager is a party to and holder of rights under any Operating Agreement, Sellers agree to use commercially reasonable efforts to cause such Manager to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Operating Agreements

Section 1.04.  Intangible Property. At Closing, Sellers shall assign and transfer to Buyer all of Sellers’ right, title and interest in and to, and Buyer shall assume all of Sellers’ obligations and liabilities first arising from and after the Transfer Time under, the Intangible Property, pursuant to the Assignment and Assumption of Intangible Property. Sellers have, to Sellers’ Knowledge, provided Buyer (in the Data Room Web Site or by hard copy) with copies of all documents comprising the Intangible Property in Sellers’ possession or control and in effect as of the Effective Date. Seller shall promptly provide Buyer with copies of any documents comprising Intangible Property issued to Sellers or entered into by Sellers subsequent to the Effective Date and prior to the Closing Date. Buyer understands and agrees that it is solely Buyer’s responsibility to obtain any and all Intangible Property necessary to conduct business at the Hotels from and after the Closing Date. Buyer’s failure to obtain any Intangible Property which is necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer’s obligations under this Agreement. In the event that any Operating Tenant is the holder of rights under any Intangible Property, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Intangible Property. In the event that any Manager is the holder of rights under any Intangible Property, Sellers agree to use commercially reasonable efforts to cause such Manager to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Intangible Property

Section 1.05.  Franchise Agreements. Buyer agrees to use diligent and good faith efforts, prior to Closing, to enter into new franchise agreements with the Franchisors to replace the existing Franchise Agreements. Sellers agree to cooperate with Buyer and the Franchisors (at no expense to Sellers) in the applications for new franchise agreements and Franchisors’ review process. Sellers and Buyer agree that it shall be a condition to closing that the Franchisors offer to Buyer new franchise agreements to replace the existing Franchise Agreements (i) in substantially the same form as the existing Franchise Agreements, (ii) requiring franchise fees no greater than those in the existing Franchise Agreements and (iii) (a) with expiration dates as specified on Schedule “DD” (collectively, the “Minimum Franchise Terms”). If, on or before the Closing Date the Franchisors offer the Buyer new franchise agreements on such Minimum Franchise Terms, and Buyer refuses to accept Franchisors’ offer, then Buyer will be obligated to close nonetheless and Buyer will be responsible for the termination fees, if any, due to any Franchisor pursuant to the Franchise Agreements. If by the Closing Date, despite Buyer’s diligent and good faith efforts, Buyer and Franchisor have not completed the process to enter into new franchise agreements with the Franchisors required to replace the existing Franchise Agreements on the Minimum Franchise Terms, then the Closing Date shall be extended for a reasonable period of time (but in any event not beyond April 1, 2007) to allow Buyer to obtain all such franchise agreements. If, on or before the Closing Date despite Buyer’s good faith and diligence efforts, the Franchisors do not offer Buyer new franchise agreements for any Hotels on such Minimum Franchise Terms, or if after having agreed to offer Buyer a new franchise agreement on such Minimum Franchise Terms, a Franchisor revokes its agreement to offer such a new franchise agreement, even though Buyer has agreed to perform all PIPs required by the Franchisor for such Hotel (copies of which PIPs have been provided to Buyer and Sellers prior to the Effective Date) then Buyer may terminate this Agreement with respect to such Hotel and the Purchase Price shall be reduced by the Allocated Purchase Price for such Hotel.

Section 1.06.  Management Agreements.

(a)  Sellers shall terminate or cause the applicable Operating Tenant under each of the Management Agreements to terminate such Management Agreements as of or prior to Closing. Sellers shall provide written notice of termination to the Managers of the Management Agreements within three (3) business days of the Effective Date in the form and manner required pursuant to each such Management Agreement. In the event any Management Agreement requires a minimum notice period prior to termination that extends beyond the Closing Date and the applicable Manager thereunder does not agree to an earlier termination of such Management Agreement, Sellers shall have the right to postpone the Closing Date for a period of time not to exceed 60 days or until the earliest date on which all such Management Agreements can be terminated, whichever is earlier.

(b)  At Closing, Sellers shall pay all costs whatsoever including all applicable termination fees with respect to the termination of the Management Agreements (the “Management Termination Fees”).

Section 1.07.  Land and Hotels. At Closing, Sellers shall convey title to the Land and Hotels to Buyer pursuant to the Deeds and shall convey the leasehold interest in the Land and improvements which the applicable Seller occupies pursuant to the Ground Lease by the Assignment and Assumption of Ground Lease.

Section 1.08.  Operating Leases. Effective as of the Closing, Sellers, at Sellers’ sole cost and expense, shall terminate the Operating Leases, such termination to be effective at or prior to Closing.

      ARTICLE II.
PURCHASE PRICE

Section 2.01.  Price. The Purchase Price for the Property shall equal Four Hundred Five Million and No/100 Dollars ($405,000,000.00), plus (ii) the cost of Operating Supplies which are unopened case goods and which are to be conveyed to Buyer at Closing, all cash, and subject to closing adjustments as provided in this Agreement.

Section 2.02.  Deposit. Upon mutual execution and delivery of this Agreement, Buyer shall deposit an amount equal to the Deposit, in the form of a cashier’s or certified check or wire transfer, with the Escrow Agent. In the event that the Deposit has not been lodged with Escrow Agent within one (1) business day following the Effective Date, this Agreement shall immediately terminate. The Deposit shall be deposited by the Escrow Agent into an interest-bearing, fully insured account, as directed by Buyer. Except as otherwise provided in Section 14.01 hereof, the Deposit shall be applied to payment of the Purchase Price at Closing or shall otherwise be paid as herein provided. Buyer acknowledges and agrees that the Deposit is “At Risk” with respect to a default by Buyer of its obligations to close the purchase and sale transaction as set forth in this Agreement (as specifically set forth in Section 8.01); provided that at any time after the failure of a condition to Buyer’s obligations under this Agreement, as set forth in Section 9.02, the Deposit shall, upon written notice from Buyer to Escrow Agent, be immediately refunded to Buyer. All interest earned in said account of the Escrow Agent shall be for the account of Buyer and reported by the Escrow Agent to the Internal Revenue Service as income to Buyer (and Buyer agrees to execute a W-9 form and any other federal tax documents necessary in connection therewith).

Section 2.03.  Balance of Purchase Price.The balance of the Purchase Price for the Property (subject to the adjustments and/or prorations provided in this Agreement) shall be paid by Buyer by wire transfer of good and immediately available funds to Escrow Agent at Closing as set forth in Section 12.02.

Section 2.04.  Reserve Funds. The Reserve Funds are the sole property of Sellers and shall be retained by Sellers at Closing.

Section 2.05.  Escrow Agent. The Escrow Agent in its capacity as holder of the Deposit in escrow joins in the execution of this Agreement for the limited purpose of acknowledging and agreeing to the provisions of this Section 2.05.

(a)  The duties of the Escrow Agent shall be as follows:

(1)  The Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(2)  If this Agreement shall be terminated by the mutual written agreement of Sellers and Buyer, or if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Sellers and Buyer concerning to whom the Deposit should be paid and delivered, then and in any such event, the Escrow Agent shall pay and deliver such in accordance with the joint written instructions of Sellers and Buyer. In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Sellers and Buyer, then the Escrow Agent shall have the right to pay and deliver the Deposit into an appropriate court of proper jurisdiction in the state of Florida, and interplead Sellers and Buyer in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(b)  If costs or expenses are incurred by the Escrow Agent in its capacity as holder of the Deposit in escrow because of litigation or a dispute between Sellers and Buyer arising out of the holding of the Deposit in escrow, Sellers and Buyer shall each pay the Escrow Agent one-half of such reasonable costs and expenses not to exceed a total of $10,000.00. Except for such costs or expenses, no fee or charge shall be due and payable to the Escrow Agent for its services as escrow holder only.

(c)  By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Sellers and Buyer hereunder.

(d)  Buyer and Sellers hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for its negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own legal counsel and shall be fully protected in any action taken by it in good faith in accordance with the good faith opinion of its legal counsel.

ARTICLE III.

OPERATION OF THE PROPERTY

Section 3.01.  Operation in the Ordinary Course of Business. Sellers shall not (and Sellers shall cause Operating Tenants to not, and use commercially reasonable efforts to cause Managers to not), without the prior written consent of Buyer, (i) enter into any material leases or tenancies with respect to the Property, (ii) enter into any material service or maintenance agreements which are not terminable upon thirty (30) days notice without penalty, (iii) except in the ordinary course of business, engage or retain any new or additional employees, entities or independent contractors whose compensation may be assumable by Buyer (or reimbursable by Buyer to a Manager), (iv) modify or release any material warranties or guaranties with respect to the Property, or (v) grant any encumbrances on the Property or contract for any construction or service for the Property which may impose any mechanics or materialmen’s lien on the Property beyond Closing, except as otherwise specifically contemplated in this Agreement. Buyer shall have five (5) business days to approve or disapprove any of the foregoing proposed actions following a written request therefore by any Seller, which approval may be granted or withheld in Buyer’s sole but reasonable discretion. Buyer’s failure to provide a written response to the applicable Seller within five (5) business days following a written request from Sellers shall be deemed an approval of such proposed action by Buyer. Sellers shall, and shall cause Operating Tenants to use reasonable efforts to (a) cause the Managers to maintain inventory levels consistent with the applicable Manager’s prior practices and continue to operate the Property in the ordinary course of business consistent with present standards, including without limitation with respect to the Property’s books and accounts (provided that notwithstanding any term of this Section 3.01, Section 1.03 or any other provision of this Agreement, Managers shall at all times be entitled to exercise all of its rights contained in, and to perform all of its duties and obligations under, the Management Agreements); (b) maintain in effect insurance policies presently in effect with respect to the Hotels, or reasonable renewals of expiring policies, (c) cause to be paid before delinquency all ad valorem, occupancy sales and other similar taxes due and payable for the Property or the operation of the Hotels, (d) not remove or cause or permit to be removed any part or portion of the Personal Property unless the same is replaced, before Closing, with similar items of at least equal suitability, quality and value; provided, however, that inventory shall be used and replenished in accordance with applicable Manager’s normal business practices, (e) use commercially reasonable efforts to preserve in force all existing Licenses and Permits and to cause all those expiring to be renewed (if renewable) prior to the Closing Date (if any such License and Permit shall be suspended or revoked, the applicable Seller shall promptly so notify Buyer and shall take all reasonable measures necessary to cause the reinstatement of such Permit), and (f) cause the applicable Manager to continue to use commercially reasonable efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as such Manager did before the execution of this Agreement. The applicable Seller shall promptly advise Buyer of any litigation, arbitration or administrative hearing concerning or affecting the Property of which any such Seller or any applicable Operating Tenant receives written notice.

Section 3.02.  Liquor Licenses.

(a)  Buyer shall use diligent and good faith efforts, and shall be responsible, at its expense, for preparing, filing and prosecuting all applications before governmental authorities for the transfer or re-issuance of the liquor licenses at the Hotels to Buyer. Sellers shall cooperate with Buyer (at no cost or expense to Sellers), and shall use commercially reasonable efforts to cause the Managers to cooperate with Buyer (at no cost or expense to Managers), in any manner reasonably requested by Buyer as required to successfully transfer the existing liquor licenses or effectuate the issuance of new liquor licenses to Buyer including, without limitation, providing and/or executing any and all forms, certificates, agreements or other documents in the form required by the relevant liquor board or licensing authority to (i) transfer and/or surrender current liquor licenses, (ii) issue new liquor licenses to Buyer and (iii) transfer closed Liquor Inventory where lawfully permitted.

(b)  Notwithstanding any other provision of this Agreement, the Liquor Inventory shall be sold and transferred to Buyer only in such manner as complies with applicable alcoholic beverage control laws and the terms of the liquor licenses. If applicable law requires that the Liquor Inventory of any Hotel (or any other aspect of the Liquor Operations of any Hotel) be transferred in a transaction separate and apart from the sale and purchase of such Hotel, then: (A) such Liquor Inventory shall be excluded from the Property sold as part of such Hotel under this Agreement, and (B) Buyer shall in good faith negotiate with the holder of the liquor licenses (and Sellers, if not the holder of the liquor licenses, shall use good faith efforts to cause the holder of the liquor licenses to negotiate in good faith with Buyer) a separate agreement to close concurrently with Closing for such Hotel or as soon thereafter as practicable, for the transfer of such Liquor Inventory and the transfer of such Liquor Operations to Buyer, provided that Buyer shall not be required to pay any additional consideration for the Liquor Inventory and if the holders of the liquor licenses require any additional consideration for the Liquor Inventory, the Purchase Price shall be reduced by the amount of such additional consideration.

(c)  If Purchaser has used diligent and good faith efforts prior to Closing to obtain the transfer or re-issuance of the liquor licenses at the Hotels to Buyer, but is unable by the Closing Date to obtain the transfer or re-issuance of any liquor licenses to the operation of any hotel designated on Schedule “T”, then, unless the current holders of the relevant liquor licenses agree to enter into leases, concession agreements or other arrangements described in Section 3.02(d) below, the Closing Date shall be extended for a reasonable period of time (but in any event, not beyond April 1, 2007) to allow Buyer to obtain the transfers or re-issuances of the liquor licenses at the Hotels to Buyer. However, if at the end of such extension period, Buyer is unable to obtain the transfers or re-issuances of the liquor licenses at the Hotels to Buyer, then, unless the current holders of the relevant liquor licenses agree to enter into leases, concession agreements or other arrangements described in Section 3.02(d) below, this Agreement will automatically terminate with respect to the Hotels where Buyer has not yet obtained the transfer or re-issuance of the liquor license to Buyer, and the Purchase Price shall be reduced by the Allocated Purchase Price for such excluded Hotels.

(d)  At Buyer’s request, Sellers shall request the current holder of any liquor license to enter into a lease, concession agreement or other arrangement in form and substance reasonably satisfactory to Sellers, which shall commence as of the Closing Date and continue for a term of 365 days (or shorter, as Buyer may elect) and contain other commercially reasonable terms, under which the applicable Liquor Operations and the Licensed Premises would continue to be operated under the now-existing liquor license until such time as all necessary approvals have been granted and Buyer is able lawfully to take over the Licensed Premises and applicable Liquor Operations or expiration of the term whichever first occurs. In such event, Buyer shall indemnify the applicable Sellers, Operating Tenant and such person in form and substance reasonably satisfactory to the Sellers and such holder of the liquor license. Buyer shall reimburse and indemnify Sellers and Operating Tenants for any claims incurred by them in connection with any lease, concession agreement or other arrangement entered into in accordance with this Section 3.02(d). To the maximum extent permitted by applicable laws, any such arrangement shall be structured so as to preserve to Buyer or Sellers the economic or other benefits of the transactions contemplated by this Agreement and, in any event, so as to indemnify Sellers and Operating Tenants, any personal signatory and the holder of the existing liquor license from and against any claim, loss, liability, expenses or damages related to the licensed activities after Closing. This Section 3.02(d) shall survive the Closing.

Section 3.03.  Tenant Estoppels. Sellers shall use commercially reasonable efforts to obtain and deliver to Buyer prior to the Closing Date, written estoppel certificates in the form attached hereto as Schedule “V” (or as otherwise may be specified in any Commercial Lease or with such modifications on which Buyer, Sellers and the applicable tenant reasonably may mutually agree) (each a “Tenant Estoppel”) signed by each of the tenants under any Commercial Leases. Sellers shall initially deliver to each of the tenants under the Commercial Leases the form of Tenant Estoppels attached hereto as Schedule “V”. Notwithstanding anything herein contained to the contrary, Sellers’ inability to obtain any Tenant Estoppel shall not constitute a default by Sellers hereunder nor shall delivery of any Tenant Estoppel (other than the Tenant Estoppel to be delivered by the tenant under the Pleasanton Hotel Commercial Lease and the Tenant Estoppel to be delivered by the tenant under the Sheraton Hotel Sunnyvale Commercial Lease) be a condition to Buyer’s obligation to close hereunder.

Section 3.04.  REA Estoppels. Sellers shall use commercially reasonable efforts to obtain and deliver to Buyer prior to the Closing Date, written estoppel certificates in the form attached hereto as Schedule “AA” or in the form specified in the applicable Material REA, or in such other form to be agreed upon by each of Buyer and the party under the applicable Material REA (each a “REA Estoppel”) signed by each of the parties under the REAs. Sellers shall initially deliver to each party to a Material REA the form of REA Estoppel attached hereto as Schedule “AA”. Delivery of an REA Estoppel from each party to items 7, 8 and 9 of the Material REA’s shall be a condition to closing. Notwithstanding anything herein contained to the contrary, Sellers’ inability to obtain any REA Estoppel shall not constitute a default by Seller hereunder nor shall delivery of any REA Estoppel (other than those REA Estoppels specified in the preceding sentence) be a condition to Buyer’s obligation to close hereunder.

Section 3.05.  Third Party Lessee Estoppels. Sellers shall obtain and deliver to Buyer prior to the Closing Date, written estoppel certificates in the form attached hereto as Schedule “W” or in the form specified in the applicable Third Party Lease, or in such other form to be agreed upon by each of Buyer and Third Party Lessee under the applicable Third Party Lease (each a “Third Party Lease Estoppel”) signed by each of the Third Party Lessees under the Third Party Leases. Sellers shall initially deliver to each of the Third Party Lessees under the Third Party Leases the form of estoppel certificates attached hereto as Schedule “W”. Delivery of a Third Party Lease Estoppel from each Third Party Lessee under the Third Party Leases shall be a condition to Closing.

Section 3.06.  Ground Lessor’s Certificate. Sellers shall use diligent and good faith efforts to obtain and deliver to Buyer prior to the Closing Date, the Ground Lessor’s Certificate. Notwithstanding anything herein contained to the contrary, Sellers’ inability to obtain the Ground Lessor’s Certificate shall not constitute a default by Sellers hereunder nor shall the delivery of the Ground Lessor’s Certificate be a condition to Buyer’s obligation to close hereunder.

 ARTICLE IV.
PRORATIONS AND ADJUSTMENTS

Section 4.01.  Closing Statement/Operations Settlement.

(a)  Closing Statement. Taxes, rents, revenues and expenses pertaining to assigned Operating Agreements, prepaid utility charges, and material deviations, if any, in the amount of the Personal Property at the Hotels shall be allocated and prorated between Buyer and Sellers pursuant to a written closing statement (the “Closing Statement”) to be jointly prepared by Buyer and Sellers and executed by Buyer and Sellers at the Closing. Any additional amounts owed by Buyer or credits due to Buyer shall be reflected in such statement and the Purchase Price shall be adjusted accordingly. Any apportionments and prorations which are not expressly provided for in this Agreement shall be made in accordance with customary practice for hotel purchase and sale transactions in the jurisdiction which the applicable Hotel is located.

(b)  Operations Settlement. Room Revenues for the night preceding the Closing Date (e.g., if the Closing Date is January 31, 2007, Room Revenues for the period of time commencing on the evening of January 30, 2007 and ending on the morning of January 31, 2007), prepaid deposits for reservations, hotel facilities and services for periods after the Transfer Time, and the purchase price for the Tray Ledgers, House Funds, Operating Supplies and Accounts Receivable shall be determined by the Operations Settlement. In connection with the Closing, Buyer agrees to each Manager’s completion of posting of financial activity, all schedules, credit card billings, and all other activities normally associated with the daily activity of the Hotels. Any amounts determined to be due and owing to Sellers by Buyer or to Buyer by Sellers pursuant to the Operations Settlement shall be incorporated into the Closing Statements but to the extent that any of the foregoing information is unavailable or is found to be inaccurate, the same shall be handled as a post-closing adjustment conducted within one hundred twenty (120) days following Closing, the obligations of the parties to perform such post-closing adjustment shall survive Closing. Except as set forth in Section 4.02, any matter not raised by either Buyer or Sellers within such one hundred twenty (120) day period following Closing shall not result in a post-closing adjustment.

Section 4.02.  Taxes and Rents. At Closing, all general real estate and personal property taxes for the year of the Closing and special taxes and assessments shall be prorated as of the Closing Date (with Buyer to pay taxes attributed to the Closing Date and all periods thereafter) using the latest available tax rates and assessments and taking advantage of any discounts or rebates available for early payment and/or payment before delinquency. The parties shall readjust the prorations with respect to such taxes and assessments within one (1) year following the Closing; provided, further that, if the proration is based upon the previous tax year’s bills, the parties shall make an appropriate adjustment upon receipt of the current tax year’s bills. Sellers shall pay general real estate and personal property taxes for all periods prior to the date of the Closing and all special taxes or assessments then due and payable as of the Closing Date, except that, if any assessment against the Property, or any portion thereof, is payable in installments, Buyer shall pay any and all of such installments which may be paid after the Closing Date, and any installment relating to the year of Closing shall be prorated as of the Closing Date (with Buyer to pay all portions of such installment attributed to the Closing Date and all periods thereafter). Any tax refunds or rebates occurring or accruing with respect to any and all time periods before the Closing Date shall remain the property of Sellers, and, if Buyer collects or receives same, Buyer shall promptly remit same to Sellers. The provisions of the immediately preceding sentence shall survive the Closing. All taxes or assessments which become due and payable on or after the Closing Date shall be paid by Buyer. Any increases and/or reassessments prior to the Closing Date shall be paid by the Sellers. Any amounts determined to be due and owing to Sellers by Buyer or to Buyer by Sellers pursuant to the Operations Settlement shall be incorporated into the Closing Statement but to the extent that any of the foregoing information is unavailable or is found to be inaccurate, the same shall be handled as a post-closing adjustment conducted within one (1) year following Closing, and the obligations of the parties to perform such post-closing adjustment shall survive Closing. Any matter not raised by either Buyer or Sellers within such one (1) year period following Closing shall not result in a post-closing adjustment.

Section 4.03.  Utilities.

(a)  Prior to the Closing, Sellers shall notify all utility companies servicing their respective portions of the Property of the anticipated change in ownership of the Property and request that all billings after the Transfer Time be made to Buyer at the addresses of the Hotel located on their portion of the Property. Utility meters will be read, to the extent that the utility company will do so, during the daylight hours on the Closing Date, with charges to that time paid by Seller and charges thereafter paid by Buyer. Prepaid utility charges shall be adjusted on the Closing Statement and paid for at Closing. Charges for utilities which are unmetered, or the meters for which have not been read on the Closing Date, will be prorated between Buyer and Seller as of the Transfer Time based upon utility billings received after Closing. To the extent different than the Closing Statement, Sellers or Buyer, as appropriate, shall, upon receipt, submit a copy of the utility billings for any such charges to the other party and such party shall pay its pro rata share of such charges to the party requesting payment within seven (7) business days from the date of any such request. This obligation shall survive Closing.

(b)  Sellers shall receive a credit for all deposits made by Sellers or Operating Tenants as security under contracts with utility companies if the same are transferable and provided such deposits remain on deposit for the benefit of the Buyer. If the deposits, or any of them are not transferable, Buyer shall be responsible for paying, before the Closing, all such deposits required by utility companies in order to continue service at the Hotels for periods after the Transfer Time and shall take any other action and make any other payments required to assure uninterrupted availability of utilities at the Hotels and the Land for all periods after Closing. Following Closing, all utility deposits made by Sellers which are not transferable shall be refunded directly to Sellers by the utility company holding same. This obligation shall survive Closing.

Section 4.04.  Assigned Operating Agreements.

(a)  All income and expenses with respect to the assigned Operating Agreements will be prorated as of the Closing Date (with income and expenses for the Closing Date and thereafter to be allocated to Buyer). There shall be added to the amount due to Buyer at Closing, on the Closing Statement, the amount of any prepaid rents applicable to periods following Closing, security deposits, or other deposits previously paid to Sellers (or for which Buyer will otherwise be liable) under any assigned Operating Agreements, and there shall be deducted from the amount due Sellers at Closing, on the Closing Statement, any such amounts paid to and collected by Sellers (or for which Buyer will otherwise be liable) under any Operating Agreements attributable to periods including and after the Closing Date.

(b)  Sellers shall be responsible for all management fees and other amounts payable or reimbursable under the Management Agreements that accrue prior to or subsequent to Closing, including without limitation any accrued incentive fees and any Management Termination Fees.

Section 4.05.  Room Revenues; Reservations; Tray Ledger; Accounts Receivable and House Funds.

(a)  Room Revenues for the night prior to the Closing Date (e.g., if the Closing Date is January 31, 2007, Room Revenues for the period of time commencing on the evening of January 30, 2007 and ending on the morning of January 31, 2007) shall be divided equally between Buyer and Sellers pursuant to the Operations Settlement. Other Revenues for the night prior to the Closing Date shall belong solely to Sellers.

(b)  Buyer will honor, for its account, the terms and rates of all pre-closing reservations confirmed by Sellers or Managers for dates after the Closing Date (provided that at Closing Buyer shall receive a credit from Sellers in an amount equal to any prepayments or deposits received with respect to such reservations). Buyer authorizes Sellers and Managers to continue to accept reservations for periods after the Closing in the ordinary course of Sellers’ or Managers’ business. Buyer recognizes that such reservations may include discounts or other benefits provided in the ordinary course of business, including, without limitation, benefits under any awards programs, sports team, corporate, government or group discounts, weekend discounts or requirements that ancillary food, beverage or other benefits be delivered by Buyer to the guest(s) holding such reservations. Buyer agrees to honor all such reservations in accordance with their terms. Any pre-closing deposits made to Sellers with respect to reservations for dates after the Closing Date will be credited to Buyer at the Operations Settlement. Any post-closing deposits received by Sellers with respect to reservations for dates after the Closing Date will be forwarded to Buyer upon receipt. Buyer will honor, for its account, all of Sellers room allocation agreements and banquet facility and service agreements entered into in the ordinary course of business, consistent with past practices, which have been granted to groups, Persons or other customers for periods after the Closing Date at the rates and terms provided in such agreements. Buyer agrees that Sellers cannot make and have made no representation or warranty that any party holding a room reservation or agreement for Hotel facilities or services will utilize such reservation or honor such agreement. Buyer, by its execution hereof, assumes the risk of non-utilization of reservations and nonperformance of such agreements. Buyer agrees to indemnify, defend and hold Sellers harmless from and against any claim which may be asserted against any Seller alleging Buyer has failed to honor any such pre-closing reservation or agreement in accordance with its terms. The provisions of this Section 4.05(b), including, without limitation, the assumptions of risk and indemnities by Buyer set forth above, shall survive the Closing.

(c)  Buyer shall purchase the Tray Ledgers from Sellers pursuant to the Operations Settlement.

(d)  Buyer shall purchase the House Funds, exclusive of any non-cash items, from Sellers pursuant to the Operations Settlement.

(e)  Buyer shall purchase the unopened case goods constituting Operating Supplies from Seller pursuant to the Operations Settlement.

(f)  At Closing, Sellers shall receive a credit for all Accounts Receivable in an amount equal to: (i) one hundred percent (100%) of all such Accounts Receivable which are unpaid for not more than ninety (90) days; plus (ii) ninety percent (90%) of all such Accounts Receivable which are unpaid for more than ninety (90) days, but not more than one hundred twenty (120) days; plus (iii) eighty-five percent (85%) of all such Accounts Receivable which are unpaid for more than one hundred twenty (120) days, but not more than one hundred fifty (150) days; plus (iv) eighty percent (80%) of all such Accounts Receivable which are unpaid for more than one hundred fifty (150) days; provided that Sellers shall not receive a credit from Buyer (whether at Closing or otherwise) for any Accounts Receivable payable or otherwise owed by any Manager and any sums owed by any Manager to Sellers shall be sole and exclusive property of Sellers and shall be paid directly to Sellers and if received by Buyer after Closing, Buyer shall promptly deliver the same to Sellers.

Section 4.06.  Accounts Payable and Expenses. All accounts payable and expenses related to operations of the Property which have accrued before the Transfer Time shall be paid by Seller. Buyer understands and agrees that Sellers may postpone and/or contest payment of any account payable or expense which is the subject of a bona fide dispute, or for which a bill is not rendered until after Closing so long as Sellers’ non-payment does not cause a breach or default under any agreements to be assumed by Buyer (and so long as any such non-payment does not cause a materialman’s or mechanics’ lien to be filed against the Property). All accounts payable and expenses accruing after the Transfer Time will be Buyer’s responsibility. Sellers shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising from any such non-payment of any accounts payable and expenses related to operations of the Property which have accrued before the Transfer Time. This Section 4.06 shall survive the Closing.

Section 4.07.  Assigned Commercial Leases. All income and expenses with respect to the assigned Commercial Leases will be prorated as of the Closing Date (with income and expenses for the Closing Date and thereafter to be allocated to Buyer). There shall be added to the amount due to Buyer at Closing, on the Closing Statement, the amount of any prepaid rents applicable to periods following Closing, security deposits, or other deposits previously paid to Sellers (or for which Buyer will otherwise be liable) under any assigned Commercial Leases, and there shall be deducted from the amount due Sellers at Closing, on the Closing Statement, any such amounts paid to and collected by Sellers (or for which Buyer will otherwise be liable) under any Commercial Leases attributable to periods including and after the Closing Date. Delinquent rentals payable by tenants under the Commercial Leases shall not be prorated between Buyer and Sellers; provided that Buyer shall pay to Sellers promptly as and when received Sellers’ pro rata share of such rents if and when received (provided further that unless rent is designated by letter or on the check that it is applicable to the period prior to Closing (which shall be paid to Sellers) any such rents shall be applied to rents due in inverse order of maturity).

Section 4.08.  Employment. Periodic employee compensation, accrued vacation pay and other employee benefits shall be prorated as of the Transfer Time based on compensation, pay and benefits actually accrued as of that time.

Section 4.09.  Hampton Inn Franchise Agreements.With respect to the Hotels which are listed as items 21, 22, 25, 26 and 27 on Schedule “DD”, in the event that (x) the Franchisor has not agreed to extend the term of such Franchise Agreements to a minimum of five (5) years from Closing (i.e., the Franchisor does not agree to extend the term from its current termination date to a minimum of five (5) years from Closing) or (y) the Franchisor conditions a five (5) year term on either (i) the Buyer’s acceptance of a franchise agreement that does not satisfy the Minimum Franchise Terms or (ii) accepting a Property Improvement Plan (PIP) that exceeds the PIPs on Schedule “CC” then, at Closing the Buyer shall receive a credit against the Purchase Price in the amount of Three Million and No/100 Dollars ($3,000,000.00).

Section 4.10.  Property Improvement Plan (PIP) Credit. Schedule “BB” attached hereto sets forth the existing PIPs which Seller has agreed to complete for those Hotels referenced therein. In the event that any of the work concerning capital expenditures for PIPs reflected on Schedule “BB” is not completed (or paid for) by the Sellers as of the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the balance of the cost of such capital expenditures, plus the cost of any unpaid completed work, and Sellers shall assign to Buyer and Buyer shall assume any contracts entered into by Sellers for such work.

Section 4.11.  Phase II Environmental. Following its due diligence inspection of one of the Hotels in Florida, Buyer has advised Sellers that Buyer, at its expense, would like to undertake further environmental testing at such Hotel. Buyer’s and Sellers’ undertaking and rights concerning the same are more particularly set forth on Schedule “EE”.

ARTICLE V.
EMPLOYEES

Section 5.01.  Salaries, etc. Sellers shall not be responsible for the payment of the salaries, vacation pay, wages or benefits of any Employees accruing on or after the Transfer Time, and Buyer shall not be responsible for payment of salaries, vacation pay, wages or benefits of any Employees accruing prior to the Transfer Time.

Section 5.02.  Employee Claims.
(a) Buyer shall indemnify, defend and hold harmless Sellers from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any Seller arising out of, based upon or in anyway relating or incidental to or connected with (i) any violation, actual or alleged, by any Seller, Manager or Buyer of the Worker Adjustment Retraining and Notification Act (“WARN Act”) or any similar local, state or federal statute or law relating to the transactions contemplated by this Agreement (a “WARN Act Violation”) and (ii) any other labor-and/or Employee-related claims and demands occurring after the Closing Date.

(b) Sellers shall indemnify, defend and hold harmless Buyer from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Buyer arising out of, based upon or in anyway relating or incidental to or connected with any labor-and/or Employee-related claims and demands occurring prior to the Closing Date or in connection with the transactions contemplated by this Agreement, other than any WARN Act Violation.

(c) The occurrence of a claim or demand referenced in Section 5(a)(ii) or Section 5 (b) above (other than any WARN Act Violation) will be attributed to the period in which the event triggering the liability with respect to such matter occurred (which may be a date different from the date on which a claim relating to those events is made), provided, however, that with respect to any such matter which continues after the Closing (even if initially triggered before the Closing), Buyer shall only be liable to the extent of such liability for the time period after the Closing.

(d) The provisions of this Article V shall survive the Closing.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.01.  Sellers’ Representations and Warranties. Sellers hereby make the following representations and warranties to Buyer, all of which (i) are material and are being relied upon by Buyer, (ii) shall survive the Closing for a one (1) year period, and (iii) are true, complete, and accurate as of the date hereof and shall be true, complete and accurate as of the Closing Date:

(a)  Existence and Good Standing. Sellers are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization.

(b)  Authority. Sellers and Operating Tenants have, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and the agreements contemplated hereby, as the case may be, and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement and such execution delivery and consummation will not violate any material term of Sellers’ (and Operating Tenants’) organizational documents. All Persons or entities required to approve this Agreement pursuant to Sellers’ governance documents have approved this Agreement.

(c)  No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or stockholder action and will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which any Seller and/or Operating Tenant is a party or by which it is bound. This Agreement has been duly executed and delivered by Sellers, and assuming this Agreement constitutes the valid and binding obligation of Buyer, constitutes the valid and binding obligation of Sellers enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied consent of good faith and fair dealing.

(d)  Litigation. Except as set forth on the schedule attached as Schedule “R” hereto and incorporated herein by this reference there is no pending, and to Sellers’ Knowledge, threatened litigation with respect to the Property in which any Seller and/or Operating Tenant is named a party which has not been resolved, settled or dismissed. To Sellers’ Knowledge, there is no pending or threatened litigation with respect to the Property in which any Manager is named a party (but no Seller and/or Operating Tenant is named a party) which has not been resolved, settled or dismissed.

(e)  Condemnation. Neither Sellers nor Operating Tenants have received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to the Sellers’ Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.

(f)  Title to Personal Property. Except as set forth in writing by Sellers, the Sellers or the Operating Tenants, as applicable, have good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing.

(g)  Compliance with Applicable Law. Neither Sellers nor Operating Tenants have received any written notice of a violation of any applicable law with respect to the Property which have not been cured or dismissed.

(h)  Taxes. All property, sales, use and occupancy taxes which accrue prior to the Closing Date will be paid in full or prorated at Closing.

(i)  Financial Statements. To Sellers’ Knowledge, the financial statements delivered by Sellers to Buyer are complete, accurate and fairly represent the results of the operations and financial condition of the Hotels for the time periods covered by such financial statements.

(j)  Contracts. Sellers have no Knowledge of any material non-compliance with any Material Operating Agreement, the Ground Lease or the Third Party Leases. The schedule of Operating Agreements attached hereto as Schedule “M” is a complete and accurate list of the Material Operating Agreements. To Sellers’ Knowledge, the documents provided to Buyer relating to the Intangible Property are, in all material respects, complete and accurate copies of all documents relating to the Intangible Property.

(k)  Commercial Leases. The rent roll (“Rent Roll”) attached hereto as Schedule “G” contains a complete and accurate list of all Commercial Leases, licenses, and other agreements affecting the Property and all amendments and modifications thereto as of the Effective Date and is accurate and complete in all material respects. The Sellers shall update the Rent Roll in connection with the Closing. Except as set forth in the Rent Roll, as updated at Closing, (i) no rent has been prepaid under any Commercial Lease more than thirty (30) days in advance, (ii) there are no other security or other deposits under the Commercial Leases, (iii) Sellers (or Operating Tenants), as “landlords” under the Commercial Leases, have completed all construction and tenant improvements obligations (and all cash amounts and allowances disbursement obligations) which are the responsibility of the landlords under the Commercial Leases and have performed all other obligations of the landlords thereunder which are to be performed prior to the date of this representation and warranty, (iv) Sellers have neither given to nor received from any tenant any written notice of any default under any Commercial Lease, and neither Sellers nor Operating Tenants, as the landlords under the Commercial Leases, nor any of the tenants, is in default under any of the Commercial Leases, and (v) there does not exist any right of offset or abatement in favor of any tenant under any Commercial Lease and no such rights of offset or abatement, claims or defenses have been asserted (which remain outstanding), with the result that each tenant is obligated to pay, and is paying, the rent and other charges due under its Commercial Lease, and is fully obligated to perform, and is performing, all other obligations of such tenant under such Commercial Lease.

(l)  Employee. Except as set forth in Schedule 6.01(l):

(i) There are no employees of Sellers, and all employees at the Hotels are Employees; except for any Union Contract/Collective Bargaining Agreement, (copies of which have heretofore been delivered by Sellers to Buyer or posted to the Data Room Web-Site), to Sellers’ Knowledge, no Employees are employed under any union agreement, collective bargaining agreement or similar agreement;

(ii) to Sellers’ Knowledge, there are no formal, written grievance settlements to which Sellers or Managers are signatories;

(iii) to Sellers’ Knowledge, except as disclosed in the Data Room Web-Site none of the Employees is represented by a labor union, and, to Sellers’ Knowledge, no petition has been filed, nor has any proceeding been instituted by any employee or group of employees with any labor relations board or commission seeking recognition of a collective bargaining representative within the last two (2) years;

(iv) to Sellers’ Knowledge, (a) there is no organizational effort currently being made or threatened by or on behalf of any labor organization or trade union to organize any of the Employees, and (b) no demand for recognition as representative of any Employees has been made by or on behalf of any labor organization or trade union within the last two (2) years;

(v) to Sellers’ Knowledge, there is no pending or threatened Employee strike, work stoppage, slowdown, picketing or material labor dispute or formal, written contract grievance with respect to any Employees;

(vi) to Sellers’ Knowledge, there is no charge pending or threatened before any court or agency alleging unlawful discrimination in employment practices or any unfair labor practice by Sellers or Managers;

(m)  Material Repairs or Replacements. To Sellers’ Knowledge, Sellers have received no (and Operating Tenants have received no) written or other notice from any governmental authority, any insurance company or any board of fire underwriters, or other body exercising similar functions with respect to the need for any material repairs to or replacements of any improvements to the Property.

(n)  Access to Diligence Documents. To Sellers’ Knowledge, all of Sellers’ or Operating Tenants existing books, files, records, agreements and documents relating in any manner to the Property and/or the operation of the Hotel located at the Property have been (and will be) made available to the Buyer (on a continuous basis) from the Effective Date through the Closing Date. Sellers have used and will use good faith efforts to cause Managers to make available to Buyer (on a continuous basis) from the Effective Date through the Closing Date, all of Managers’ existing books, files, records, agreements and documents relating to the Property and/or the operation of the Hotel located at the Property.

(o)  No Known Title Defects or Exceptions. To Sellers’ Knowledge, except as described in the Title Commitments (and except for rights contained in the Commercial Leases), there are no (i) unrecorded or undisclosed easements, liens, encumbrances, covenants, conditions, restrictions, instruments or other exceptions which affect title to the Land (or any portion thereof) (and will continue to do so following the Closing) or (ii) outstanding rights of first refusal or options relating to the Land, any portion thereof, or any interest therein.

(p)  Hazardous Materials. To Sellers’ Knowledge, and except as set forth in any environmental studies posted to the Data Room Web Site or performed by or for Buyer, there are no known conditions on the Property that are in violation of any Environmental Laws except for Hazardous Substances used in the ordinary course of business in compliance with applicable legal requirements related to Environmental Laws and neither Sellers nor Operating Tenants have released into the environment any Hazardous Substances in violation of Environmental Laws. To Sellers’ Knowledge there are no pending proceedings or inquiries by any governmental authority relating to or arising under any Environmental Laws with respect to the Property and Sellers have not received written notice from any governmental authority threatening any such proceeding or inquiry or concerning of an uncured violation of Environmental Laws with respect to the Property.

(q)  Liquor Licenses. The schedule of liquor licenses attached hereto as Schedule “T” is a complete and accurate list of all state or federal liquor licenses used (in whole or in part) in connection with the operation of the Hotels.

(r)  Bankruptcy. There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Sellers’ Knowledge, threatened against Sellers or Operating Tenants.

(s)  Third Party Leases. Schedule “L” contains a complete and accurate list of all Third Party Leases affecting the Property and all amendments and modifications thereto and is accurate and complete in all material respects. Except as set forth in Schedule “L”, (i) no rent has been prepaid under any Third Party Lease more than thirty (30) days in advance, (ii) there are no other security or other deposits under the Third Party Leases, (iii) Sellers (or Operating Tenants), as “landlords” under the Third Party Leases, have completed all construction and tenant improvements obligations (and all cash amounts and allowances disbursement obligations) which are the responsibility of the landlords under the Third Party Leases and have performed all other obligations of the landlords thereunder which are to be performed prior to the date of this representation and warranty, (iv) Sellers have neither given to nor received from any tenant any written notice of any default under any Third Party Lease, which remain uncured and neither Sellers nor Operating Tenants, as the landlords under the Third Party Leases, nor any of the tenants, is in default under any of the Third Party Leases, and (v) there does not exist any right of offset or abatement in favor of any tenant under any Third Party Lease, and no such rights of offset or abatement, claims or defenses have been asserted (which remain outstanding), with the result that each tenant is obligated to pay, and is paying, the rent and other charges due under its Third Party Lease, and is fully obligated to perform, and is performing, all other obligations of such tenant under such Third Party Lease.

(t)  Ground Lease. Schedule “I” contains a complete and accurate list of the Ground Lease affecting the Property and all amendments and modifications thereto and is accurate and complete in all material respects. The Ground Lease is in full force and effect. No Seller, on the one hand, or, to the Sellers’ Knowledge, any other party, on the other hand, has breached or is in default under such Ground Lease (other than such breaches or defaults that have been cured). To the Sellers’ Knowledge, there is no existing condition which, with the passage of time or the giving of notice, could result in a default under the terms any Ground Lease. Schedule “I” lists the current lessee under each Ground Lease.

(u)  REAs. Sellers have delivered to or caused to be delivered to Buyer true and accurate copies of the Material REAs and all amendments and modifications thereto. No Material REA has been terminated by the property owners that are parties thereto and  all assessments under the REAs payable by Sellers have been paid through the date hereof.  No Seller, on the one hand, or to the Sellers’ Knowledge, any other party, on the other hand, has breached or is in default under any Material REA.  To the Sellers’ Knowledge, there is no existing condition which, with the passage of time or the giving of notice, could result in a default under the terms of any Material REA

Section 6.02.  Seller’s Update of Representations and Warranties. Prior to the Closing Date, Sellers may update Sellers’ representations and warranties set forth in Section 6.01 by delivering written notice to Buyer in order to reflect any fact, matter or circumstance to Sellers’ Knowledge that would make any of such representations or warranties contained herein materially untrue, incomplete or incorrect (any such disclosure being referred to as a “Pre-Closing Disclosure”). Buyer acknowledges that Sellers shall have no liability, obligation or responsibility with respect to any representation or warranty which was true and accurate when made by Sellers upon the execution and delivery of this Agreement and which subsequently becomes untrue or inaccurate through no fault of Sellers.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

Section 7.01.  Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Sellers, all of which (i) are material and are being relied upon by Sellers, (ii) shall survive the Closing for a one (1) year period, and (iii) are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the Closing Date:

(a)  Existence and Good Standing. Buyer is a Delaware limited partnership and is duly formed, validly existing and in good standing under the laws of the state of its organization.

(b)  Authority. Buyer has, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement and consummation will not violate any material term of its certificate of organization or operating agreement. All Persons or entities required to approve this Agreement pursuant to Buyer’s governance documents have approved this Agreement.

(c)  No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or stockholder action and will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Buyer is a party or by which it is bound. This Agreement has been duly executed and delivered by Sellers, and assuming this Agreement constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied consent of good faith and fair dealing.

Section 7.02.  AS IS. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS BEING SOLD TO BUYER, AND THAT BUYER AGREES TO PURCHASE AND ACCEPT THE PROPERTY, AND EACH AND EVERY PART AND COMPONENT THEREOF, IN AN “AS IS, WHERE IS” CONDITION AS OF THE CLOSING WITH NO REPRESENTATIONS OR WARRANTIES FROM SELLERS, EITHER EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER AGREES THAT BUYER IS NOT RELYING UPON, AND HAS NOT RECEIVED OR BEEN GIVEN, ANY REPRESENTATIONS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT), STATEMENTS OR WARRANTIES (ORAL OR WRITTEN, IMPLIED OR EXPRESS) OF OR BY ANY OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF SELLERS, OR ANY SALESPERSON OR BROKER (IF ANY) INVOLVED IN THIS TRANSACTION, AS TO THE PROPERTY OR ANY PART OR COMPONENT THEREOF IN ANY RESPECT, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS, STATEMENTS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FITNESS OF THE PROPERTY FOR USE AS HOTELS, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE PROPERTY, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING, ZONING, SUBDIVISION, ENVIRONMENTAL, LIFE SAFETY OR LAND USE LAWS, CODES, ORDINANCES, RULES, ORDERS, OR REGULATIONS, OR THE STATE OF REPAIR OF THE PROPERTY, AND, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER, FOR ITSELF AND ITS HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVES ANY RIGHT TO ASSERT ANY CLAIM OR DEMAND AGAINST SELLERS AT LAW OR IN EQUITY RELATING TO ANY SUCH MATTER, WHETHER LATENT OR PATENT, DISCLOSED OR UNDISCLOSED, KNOWN OR UNKNOWN, NOW EXISTING OR HEREAFTER ARISING. EXCEPT TO THE EXTENT SELLERS BREACH THIS AGREEMENT, BUYER AGREES THAT IT SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLERS, AT LAW OR IN EQUITY, SHOULD THE SURVEY OR THE TITLE INSURANCE COMMITMENTS OR THE TITLE POLICIES FAIL TO DISCLOSE ANY MATTER AFFECTING THE PROPERTY OR REVEAL ANY SUCH MATTER IN AN INACCURATE, MISLEADING OR INCOMPLETE FASHION OR OTHERWISE BE IN ERROR. BUYER ACKNOWLEDGES THAT IT SHALL REVIEW THE SURVEY AND THE TITLE INSURANCE COMMITMENTS (AS SAME MAY BE MARKED AT CLOSING) AND DISCUSS THEIR CONTENTS WITH THE INDEPENDENT CONTRACTORS WHO PREPARED OR ISSUED EACH OF THEM. BUYER ACCORDINGLY AGREES TO LOOK SOLELY TO THE PREPARER OF THE SURVEY AND THE ISSUER OF THE TITLE INSURANCE COMMITMENTS AND TITLE POLICIES FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH SUCH INSTRUMENTS AND HEREBY RELEASES SELLERS FROM ANY SUCH CLAIM (EXCEPT FOR ANY CLAIM WITH RESPECT TO A REPRESENTATION OR WARRANTY OF SELLERS OR A CLAIM WITH RESPECT TO AN OBLIGATION THAT SELLERS ARE OBLIGATED TO CURE AS SET FORTH IN THIS AGREEMENT).

Buyer recognizes that the Hotels and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, handicap, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the “building codes”). The Hotels and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Prior to execution of this Agreement, Buyer conducted such investigations and inspections of the Property as Buyer deemed necessary with respect to all such matters. Buyer agrees, except as specifically set forth in this Agreement, to accept and shall accept the Property in an “AS-IS, WHERE IS” condition and at Closing to accept and assume the risk of noncompliance of the Property with all such building codes. Buyer waives any right to excuse or delay performance of its obligations under this Agreement (except as specifically set forth in this Agreement) or to assert any claim against Sellers (before or after Closing) arising out of any failure of the Property to comply with any such building codes.

It is specifically understood and agreed by Sellers and Buyer that, except as specifically set forth in this Agreement, Sellers do not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. As used in this Section 7.02, (A) the term “Environmental Laws” means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means materials and substances defined as “hazardous substances”, “hazardous wastes”, “toxic substances” or “toxic wastes” in (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws. It is understood and agreed by Sellers and Buyer that (i) except with respect to the representations and warranties of Sellers set forth in Section 6.01, in the event of any conflict between the terms and provision of this Section 7.02 and any other term or provision of this Agreement, the relevant term or provisions of this Section 7.02 shall control and govern and (ii) notwithstanding anything contained in this Agreement to the contrary, Buyer shall not assume any liabilities arising from the violation of any Environmental Laws prior to the Closing. The provisions of this Section 7.02 shall survive Closing.

ARTICLE VIII.
REMEDIES

Section 8.01.  Sellers’ Remedies. If Buyer fails to close escrow hereunder due to its own default hereunder, Buyer and Sellers agree that the damages that Sellers will sustain as a result thereof will be substantial, but the actual damages will be difficult or impossible to ascertain. Accordingly, Buyer and Sellers agree that, in the event of Buyer’s default with respect to its obligation to close escrow, Sellers may, after written notice to Buyer of such default and a five (5) business day cure period after Buyer’s receipt of such written notice, as its sole and exclusive remedy, terminate this Agreement by written notice to Buyer in which event Sellers shall receive the Deposit as liquidated damages for such default, the amount of which Deposit Buyer and Sellers agree is not punitive or a penalty but is just, fair and reasonable, and the Escrow Agent shall immediately pay the Deposit to Sellers. In addition, if Buyer shall fail to perform when it is obligated to do so any of the material covenants and agreements contained herein (other than a failure to close escrow as referenced herein) and such condition or failure continues for a period of five (5) business days after written notice thereof from Sellers then Sellers may (i) terminate this Agreement and this Agreement shall be of no further force and effect and the Deposit shall be returned by Escrow Agent to Buyer; or (ii) consummate the transaction contemplated hereby, notwithstanding such default, without any abatement or reduction in the Purchase Price on account thereof.

Section 8.02.  Buyer’s Remedies. If Sellers default under this Agreement or otherwise fail to perform their obligations under this Agreement on or prior to the Closing for any reason except the failure of any condition precedent to Sellers’ obligations under this Agreement, then any one, and only one, of the following, and only the following, shall be available to Buyer as its sole and exclusive remedy: (A) to terminate this Agreement by giving Sellers written notice of such election prior to or at Closing whereupon the Escrow Agent shall promptly return to Buyer the Deposit, and the parties shall have no further rights or liabilities under this Agreement except for those provisions which specifically provide that they survive the termination of this Agreement; or (B) seek specific performance of Sellers’ obligations hereunder, provided that Buyer must file a suit for specific performance in the appropriate jurisdiction within ninety (90) days from the earlier of (i) the Closing Date or (ii) the date of delivery by Buyer to Sellers of written notice of such default.

Section 8.03.  Pre-Closing Matters. The parties waive all damages and remedies for defaults prior to Closing except as provided in this Agreement.

Section 8.04.  Post-Closing Matters. Notwithstanding the terms and provisions of Sections 8.01 and 8.02 or any other term or provision of this Agreement, Sellers and Buyer shall each retain the right to seek and obtain relief for events occurring after the Closing Date provided that: (a) this transaction in fact closes; (b) the obligations for which relief is sought are obligations which by the express terms of this Agreement are to survive Closing or which by the express terms of this Agreement are to be performed following Closing (including any indemnities hereunder, if any); and (c) such relief shall be limited to a suit for actual damages, (provided that in no event shall either party be entitled to punitive or consequential damages for any matters arising under this Agreement, whether pre-Closing or post-Closing), but Buyer and Sellers agree that in no event shall the damages payable by Sellers to Buyer as a result of any default or breach by Sellers under this Agreement exceed $15,000,000.00. Except for obligations which by their express terms are to survive Closing or which by their express terms are to be performed following Closing, the terms and provisions of this Agreement shall not survive the Closing. The provisions of this Section 8.04 shall survive Closing.

       ARTICLE IX.
CONDITIONS

Section 9.01.  Sellers’ Obligation. In addition to any other conditions precedent for the benefit of Sellers expressly set forth in this Agreement, the obligation of Sellers to perform this Agreement is subject to the following conditions unless waived in writing by Sellers:

(a)  The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

(b)  Buyer shall have performed all material covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(c)  Sellers shall have obtained all written consents to the assignment of the Ground Leases to Buyer from all third parties required pursuant to the terms and provisions of the Ground Leases. Buyer hereby agrees to cooperate with Sellers in obtaining such consents prior to closing, including, without limitation, providing financial and other information regarding Buyer to such third parties as may be required. Sellers shall have the right, but not the obligation, to extend the Closing Date for a reasonable period of time not to exceed thirty (30) days in order to satisfy this condition upon delivering written notice to Buyer of Sellers’ election to do so on a date not later than two (2) business days prior to then scheduled Closing Date.

Section 9.02.  Buyer’s Obligation. In addition to any other conditions precedent for the benefit of Buyer expressly set forth in this Agreement, the obligation of Buyer to perform this Agreement is subject to the following conditions unless waived in writing by Buyer:

(a)  The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (and no Pre-Closing Disclosure made after the Effective Date shall cause any of such representations and warranties of Sellers in this Agreement to not be true and correct in all material respects as of the Closing Date).

(b)  Sellers shall have performed all material covenants and obligations required to be performed by them under this Agreement on or prior to the Closing Date and shall have delivered to Buyer the assignment and assumption documents in the forms of Schedules B, C, D, E, and U as well as the Bills of Sale and Deeds.

(c)  Buyer shall have received either (i) Title Policies consistent with the form of Title Insurance Commitments previously approved in writing by Buyer and as marked by Buyer, or (ii) unconditional and binding commitments to issue the Title Policies consistent with the form of Title Insurance Commitments previously approved in writing by Buyer and as marked by Buyer, in each case, in the amount equal to the Allocated Purchase Price for the Hotel to which each Title Policy relates.

(d)  Written notices in form reasonably satisfactory to Buyer, regarding the sale of the Property, executed by Sellers and addressed to any governmental body that requires notice of the sale of the Property under applicable legal requirements or orders.

(e)  Sellers shall have obtained and delivered to Buyer prior to the Closing Date the following estoppel certificates:

(i)  an estoppel certificate from the tenant under the Pleasanton Hotel Commercial Lease and an estoppel certificate from the tenant under the Sheraton Hotel Sunnyvale Commercial Lease, each in the form attached hereto as Schedule “V”, provided if such form is not as specified in the Pleasanton Hotel Commercial Lease or the Sheraton Hotel Sunnyvale Commercial Lease, then this condition shall also be deemed satisfied upon receipt by the Buyer of an estoppel certificate in such form as otherwise may be specified in the Pleasanton Hotel Commercial Lease or the Sheraton Hotel Sunnyvale Commercial Lease, or in such other form to be agreed upon by the Buyer and tenant, except that this condition shall not be deemed satisfied if the estoppel discloses any default under the Pleasanton Hotel Commercial Lease or the Sheraton Hotel Sunnyvale Commercial Lease.

(ii)  an estoppel certificate from each Third Party Lessee under the Third Party Leases in the form attached hereto as Schedule “W”, provided if such form is not as specified in the Third Party Leases, then this condition shall also be deemed satisfied upon receipt by the Buyer of an estoppel certificate in such form as otherwise may be specified in the Third Party Leases or in such other form to be agreed upon by each of Buyer and the Third Party Lessees under the Third Party Leases in their sole discretion, except that this condition shall not be deemed satisfied if the estoppel discloses any default under the Third Party Leases.

(iii)  an REA Estoppel from each party to items 7, 8 and 9 of the Material REAs in the form attached hereto as Schedule  “AA” provided if such form is not as specified in the applicable Material REA, then this condition shall also be deemed satisfied upon receipt by the Buyer of an estoppel certificate in such form as otherwise may be specified in the applicable Material REA or in such other form to be agreed upon by each of Buyer and the party under the applicable Material REA in their sole discretion, except that this condition shall not be deemed satisfied if an estoppel discloses any default under any Material REA.

(f)  Sellers shall have obtained and delivered to Buyer prior to the Closing Date the following consent:

(i)  A consent to assignment, executed and delivered by the Ground Lessor under the Ground Lease, in such form as required under the terms of the Ground Lease, which consent shall run to the benefit of Sellers and the Buyer and all of their respective successors and assigns. Seller shall use diligent and good faith efforts to have such consent run to the benefit of Buyer’s lenders and their successors and assigns.

If any condition precedent to Buyer’s obligations under this Agreement has not been satisfied as of the Closing Date or waived by Buyer, then Buyer shall be entitled in its sole discretion to terminate this Agreement by giving Sellers and Escrow Agent written notice to such effect, whereupon Escrow Agent shall immediately return the Deposit to Buyer, and upon such termination neither party to this Agreement shall thereafter have any further rights or liabilities under this Agreement except as may be specifically provided in this Agreement to survive the termination of this Agreement.

ARTICLE X.
CONVEYANCE OF ASSETS

Section 10.01.  Instruments of Conveyance. At Closing, Sellers (and/or Operating Tenants) and Buyer (and/or its operating lessee) shall execute and deliver to each other the following documents:

(a)  Sellers, unless a Seller holds title to its portion of the Land pursuant to a Ground Lease, shall execute and deliver to Buyer the Deeds.

(b)  Each Seller which holds title to its portion of the Land pursuant to a Ground Lease and Buyer shall execute and deliver to each other counterparts of the Assignment and Assumption of Ground Leases.

(c)  Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other a Bill of Sale (Personal Property).

(d)  Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption of Intangible Property.

(e)  Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption of Operating Agreements.

(f)  Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other counterparts of the Assignment and Assumption of Commercial Leases.

(g)  Each Seller which holds title to its portion of the Land subject to a Third Party Lease and Buyer shall execute and deliver to each other counterparts of the Assignment and Assumption of Third Party Leases.

(h)  Sellers and Buyer shall execute the Closing Statement.

(i)  Each Seller shall execute and deliver, at Closing, a so-called “Non-Foreign Affidavit” (pursuant to Section 1445 of the Internal Revenue Code).

(j)  Seller shall execute and deliver, at Closing, written notices in form reasonably satisfactory to Buyer, regarding the sale of the Property, executed by Seller and addressed to (i) tenants under the Commercial Leases, and (ii) parties under the Operating Agreements.

(k)  Buyer shall complete and deliver at Closing a Form 1099 as required by the Internal Revenue Code.

(l)  Buyer and Sellers shall execute such other affidavits, authorizing resolutions, and documents as may be reasonably required by the Title Company.

(m)  Sellers shall deliver at Closing evidence of termination of the Management Agreements and payment by Sellers of all fees thereunder, including Management Termination Fees.

(n)  Buyer shall deliver at Closing evidence of termination of the Franchise Agreements and the Guarantees of Franchise Agreements and payment by Buyer of all fees thereunder, including Franchise Agreement termination fees.

(o)  All instruments and other documents required to be delivered to governmental authorities in connection with the payment of transfer taxes for the consummation of the sale of the Property.

(p)  Sellers shall deliver to Buyer an updated Rent Roll.

ARTICLE XI.
TITLE TO REAL PROPERTY

Section 11.01.  Title Insurance Commitments. Prior to the execution of this Agreement, Sellers obtained the Title Insurance Commitments and delivered the same to Buyer. Buyer hereby acknowledges that Buyer has, subject to Section 11.02 hereof, approved the Title Insurance Commitments and has accepted the Title Insurance Commitments as so delivered to Buyer. It is understood and agreed by Buyer and Sellers that, notwithstanding any other term or provision of this Agreement to the contrary, Sellers shall have no obligation to pay for any endorsements to the Title Policies and, if desired or required by Buyer, the premiums and costs of such endorsements shall be at Buyer’s sole cost and expense. If Buyer defaults under this Agreement or terminates this Agreement for any reason hereunder (other than a default by any of the Sellers), then Buyer shall pay any and all search and examination fees, cancellation fees and other costs or charges assessed in connection with the services of the title insurer, the cancellation of the Title Insurance Commitments or the non-issuance of the Title Policies (provided that Sellers shall pay any and all such fees, costs and charges if this Agreement is terminated on account of a default by Sellers). The foregoing sentence shall survive any termination of this Agreement by Buyer (other than by reason of a default by any of the Sellers). Upon Buyer’s selection of a lender, Buyer shall notify Sellers whether such lender requires co-title insurance with respect to the transactions contemplated herein, and what such requirements are, if any. Buyer acknowledges and agrees that (i) Buyer shall be responsible for all additional costs, fees and premiums resulting from its election to have the Title Policies co-insured, (ii) such co-insurer shall be a nationally-recognized title insurance company, and (iii) Buyer shall not have the right to extend the Closing Date in order to accommodate the lender’s co-insurance requirements.

Section 11.02.  Title Defects. Buyer acknowledges that Sellers shall be under no obligation to remove or cure any title defects objected to by Buyer (other than encumbrances voluntarily created by Sellers after October 31, 2006 and monetary liens of any type (except any resulting from Buyer’s acts or owed to any party claiming under Buyer), all of which Sellers shall be required to discharge and cause to be removed as exceptions to the Title Insurance Commitments at or prior to Closing), and (except as set forth in this sentence) any failure or refusal of Sellers to do so shall not be a default of Sellers hereunder. Prior to the execution of this Agreement, Buyer has objected to those title matters set forth on Schedule “S” attached hereto and by this reference incorporated herein (the “Title Defects”). Sellers and Buyer each agree to cooperate and use good faith efforts prior to Closing, to pursue the cure of such Title Defects as follows: (i) to obtain, prior to the Closing Date, a letter from the municipality of Oklahoma City to confirm that the Hotel located in Oklahoma City is in compliance with current zoning regulations, including with respect to on-site and off-site parking, (ii) to record, prior to the Closing Date, a drainage easement with the consent of the current owner of the adjoining property and the lender on the adjoining property, for the benefit of the Hotel located in Minnetonka, Minnesota, and (iii) to draft and record, prior to the Closing Date, an easement with respect to the Sellers’ use of the enclosure on the Hotel located in Bloomington, Minnesota. If despite the parties diligent and good faith efforts, the parties are unable to cure any of such Title Defects (other than encumbrances voluntarily created by Sellers after October 31, 2006 and monetary liens of any type (except any resulting from Buyer’s acts or owed to any party claiming under Buyer), all of which Sellers shall be obligated to cure at Closing), the same shall not constitute a default hereunder or the failure of a condition to Closing as to the affected Hotel.

Section 11.03.  Survey. Prior to the execution of this Agreement, Sellers have provided Buyer with copies of any surveys of the Hotels and Land which Sellers have in their possession or control. Prior to the execution of this Agreement, Buyer has obtained and provided Sellers and Title Company with a copy of, updated Surveys of the Hotels and Land prepared by a licensed surveyor in the state in which the Hotel which is the subject of the Survey is located and otherwise meeting the ALTA requirements and standards. Prior to the execution of this Agreement, Buyer has objected to, and Sellers have agreed to diligently and in good faith pursue the cure of those survey matters, if any, set forth on Schedule “S” attached hereto and by this reference incorporated herein (the “Survey Defects”). If Sellers fail to cure any of the Survey Defects with respect to any Hotel by Closing, the same shall not constitute a default hereunder but would constitute a failure of a condition to Closing as to the affected Hotel and Buyer’s sole and exclusive remedy shall be to either (i) terminate this Agreement as to the affected Hotel by written notice to Sellers given on or before the Closing Date without recourse against Sellers and to obtain a reduction in the Purchase Price by the amount of the Allocated Purchase Price for such Hotel (provided that if the Survey Defect affects all Hotels, Buyer may terminate this Agreement as to all Hotels by written notice to Sellers given on or before the Closing Date without recourse to Sellers and obtain a refund of the Deposit from the Escrow Agent), or (ii) to accept the condition of the Land and Hotels in their then condition without reduction of the Purchase Price or reservation of any claim against Sellers.

Section 11.04.  Access to Property; Due Diligence. Buyer acknowledges that prior to the Effective Date, Buyer had the opportunity to inspect and conduct a full inspection and investigation of the Property and all information in the Data Room Web-Site (and Buyer has or is deemed to have knowledge of such information).

       ARTICLE XII.
THE CLOSING

Section 12.01.  Time and Place. Subject to extension as referenced in Sections 1.05 and 3.02, the conditions in Article IX and the casualty and condemnation provisions in Article XIII, the Closing shall take place on the Closing Date at 10:00 a.m. (local time) at the office of the Escrow Agent, or at such other date, place and time as Buyer and Sellers may mutually agree upon in writing. At the request of either party, Buyer and Sellers shall reasonably cooperate to accomplish this Closing without the necessity of the physical presence of the parties or their respective counsel. Buyer shall take possession of the Property (and Sellers shall be required to deliver possession of the Property to Buyer) effective as of the Closing Date.

Section 12.02.  Payment of Purchase Price. At the Closing, Buyer shall deliver by wire transfer of good and immediately available funds the balance of the Purchase Price (subject to adjustments and/or prorations provided in this Agreement) to the Escrow Agent no later than 2:00 p.m. (Eastern Time) on the Closing Date (or such later time as the final Closing Statement has been agreed upon by the parties). The Deposit and the balance of the Purchase Price (as adjusted) shall be paid to Sellers by the Escrow Agent by wire transfer of good and immediately available funds to such bank accounts specified by Sellers after delivery of the closing documents by Sellers to the Title Company but before recordation of the Deeds, the Assignment of Ground Leases or any other instrument, all as more particularly set forth in the escrow closing instructions of Sellers and Buyer. Funds representing the Deposit and funds representing the balance of the Purchase Price shall be wired to Sellers’ bank accounts no later than 5:00 P.M. (Eastern Time) on the Closing Date (or such later time as the final Closing Statement has been agreed upon by the parties).

Section 12.03.  Closing Costs.

(a)  Sellers shall pay the following costs and expenses at Closing:

(1)  Sellers’ prorated share of real estate and tangible personal property taxes, rents or assessments as set forth in this Agreement;

(2)  The cost of issuing the Title Insurance Commitments and sixty percent (60%) of the premium for the Title Policies other than (i) the premiums and costs for issuing any endorsements or additional coverage to the Title Policies and (ii) any title insurance premium or cost (including endorsements and additional coverage with respect thereto) related to Buyer’s financing.

(3)  Sellers’ own legal expenses;

(4)  One-half of the closing fee and/or settlement fee (including excise taxes thereon) charged by the Escrow Agent;

(5)  All costs of satisfying in full any existing debt secured by the Property and removing any monetary encumbrances from the Title Policies;

(6)  Sellers shall pay the Broker fees;

(7)  One half of the amount of any transfer or stamp taxes pertaining to the transfer of the Property from Sellers to Buyer.

(8)  Any and all other costs and expenses expressly allocated to Sellers under this Agreement.

(9)  All Management Termination Fees.

(10)  Any termination charges relating to the termination of any Operating Agreements.

(b)  Buyer shall pay the following costs and expenses at Closing:

(1)  Costs of transferring any Operating Agreements;

(2)  Costs of recording the Assignment and Assumption of Ground Leases and any other transfer documents requiring recordation (excluding, however, the amount of any transfer or stamp taxes pertaining to the transfer of the Property from Seller to Buyer which shall be equally shared by Sellers and Buyer pursuant to Section 12.03(a)(7) and 12.03(b)(13));

(3)  Forty percent (40%) of the premium for the Title Policies and one hundred percent (100%) of all premiums and costs for issuing any endorsements or additional coverage to the Title Policy and any title insurance premium or cost (including endorsements and additional coverage with respect thereto) related to Buyer’s financing;

(4)  Costs of supplying tax certificates to the Title Company, if required;

(5)  The amount of any sales or use taxes pertaining to the transfer of the Personal Property from Sellers to Buyer;

(6)  Any indebtedness or mortgage related taxes and recording or other fees relating to any mortgage, deed of trust or other security instrument executed by Buyer;

(7)  All fees, costs and expenses incurred with respect to any purchase money financing incurred by Buyer;

(8)  Buyer’s prorated share of all real estate and tangible personal property taxes, rents, or assessments as set forth in this Agreement;

(9)  Buyer’s own legal expenses;

(10)  One-half of the closing fee and/or settlement fee (including any excise taxes thereon) charged by Escrow Agent;

(11)  The cost of preparing any updates to the Surveys;

(12)  Any costs or expenses incurred by Buyer in connection with its inspections and due diligence performed on the Property; and

(13)  One-half of the amount of any transfer or stamp tax pertaining to the transfer of the Property from Sellers to Buyer.

(14)  Any and all other costs and expenses expressly allocated to Buyer under this Agreement.

(15)  All fees to obtain new liquor licenses.

Section 12.04.  Revenue and Expense Prorations.»

Pursuant to Article IV, Sellers and Buyer will make appropriate apportionments and prorations of expenses, rents, taxes and revenues and settle them by appropriate credits on the Closing Statement or pursuant to the Operations Settlement, as the case May be.

Section 12.05.  Closing Documents. At the Closing, Buyer and Sellers shall also execute and deliver such documents as are specified or contemplated by this Agreement, including, but not limited to, those required by Sections 4.01 and 10.01.

ARTICLE XIII.
INSURANCE, CONDEMNATION AND CASUALTY

Section 13.01.  Insurance. All Sellers’ insurance policies, including, without limitation, fire and any additional hazard insurance, shall be cancelled by Sellers as of the Transfer Time, and any refunded premiums shall be retained by Sellers. Buyer will be responsible for acquiring and placing its own insurance in force from and after the Transfer Time.

Section 13.02.  Condemnation. If prior to Closing, any proceedings, judicial, administrative or otherwise, which relate to a taking or proposed taking of any portion of a Hotel by eminent domain, the applicable Seller shall promptly notify Buyer of the same (the “Condemnation Notice”). If such Hotel is subject to an Immaterial Taking, the applicable Seller shall so notify Buyer pursuant to the Condemnation Notice and this Agreement will remain in full force and effect, but at Closing the applicable Seller shall assign all condemnation proceeds payable (but not yet paid as of Closing) to Buyer and to the extent that the applicable Seller has received any condemnation proceeds prior to Closing, Seller shall abate the Purchase Price by an amount equal to the award paid to Seller on account of such taking. If such condemnation is not an Immaterial Taking, Buyer may elect within ten (10) Business Days of its receipt of the Condemnation Notice, and the Closing Date shall, if necessary, be extended to give Buyer the benefit of the entire ten (10) Business Day period, either (i) to terminate this Agreement as to the affected Hotel only, in which event the Purchase Price shall be reduced by the Allocated Purchase Price of the affected Hotel and Buyer shall proceed to Closing on the remaining Hotels, subject to the other terms and conditions of this Agreement, or (ii) to consummate the transactions contemplated hereby, notwithstanding such condemnation, without any abatement or reduction in the Purchase Price on account thereof except as herein provided, but at Closing the applicable Seller shall assign all condemnation proceeds payable (but not yet paid as of Closing) to Buyer and to the extent that the applicable Seller has received any condemnation proceeds prior to Closing, Seller shall abate the Purchase Price by an amount equal to the award paid to Seller on account of such taking, less the amount of Seller’s costs and expenses, including reasonable attorneys’ fees and expenses, in establishing and collecting such award. In addition, if Buyer elects to proceed in accordance with clause (ii) above, Buyer shall have the right to appear and defend at such condemnation proceedings. Buyer shall make any such election by written notice to Sellers given on or prior to the fifth (5th) day after Buyer’s receipt of the Condemnation Notice. Failure of Buyer to give such notice within the time prescribed by the preceding sentence shall be deemed an election by Buyer to proceed in accordance with clause (ii) above.

Section 13.03.  Casualty. If prior to Closing, any Hotel is damaged or destroyed by fire or other casualty, the applicable Seller shall promptly, but in any event within five (5) Business Days, notify Buyer of the same (the “Casualty Notice”). If the cost of restoring the damage to such Hotel is less than the greater of (i) one million dollars ($1,000,000) and (ii) seven and one half percent (7.5%) of the Allocated Purchase Price of the affected Hotel (as mutually determined by the applicable Seller and Buyer, acting reasonably), the applicable Seller shall so notify Buyer pursuant to the Casualty Notice and this Agreement will remain in full force and effect, but at Closing the Purchase Price shall be reduced by an amount equal to (x) the cost of restoring the damage to the affected Hotel less (y) the insurance proceeds unconditionally payable (but not yet paid) that are assigned by the applicable Seller to Buyer at Closing. If the cost of restoring the damage to such Hotel is more than the greater of (i) one million dollars ($1,000,000) and (ii) seven and one half percent (7.5%) of the Allocated Purchase Price of the affected Hotel (as mutually determined by the applicable Seller and Buyer, acting reasonably), Buyer may elect within ten (10) Business Days of its receipt of the Casualty Notice, (and the Closing Date shall, if necessary, be extended to give Buyer the benefit of the entire ten (10) Business Day period), either (i) to terminate this Agreement as to the affected Hotel only, in which event the Purchase Price shall be reduced by the Allocated Purchase Price of the affected Hotel and Buyer shall proceed to Closing on the remaining Hotels, subject to the other terms and conditions of this Agreement, or (ii) to consummate the transactions contemplated hereby, notwithstanding such casualty, but at Closing the Purchase Price shall be reduced by an amount equal to (x) the cost of restoring the damage to the affected Hotel less (y) the insurance proceeds unconditionally payable (but not yet paid) that are assigned by the applicable Seller to Buyer at Closing. If prior to Closing, any Hotel is damaged or destroyed by fire or other casualty and Buyer does not terminate this Agreement as to the affected Hotel (regardless of whether Buyer has the right to so terminate), at Closing, Seller shall assign all insurance proceeds unconditionally payable (but not yet paid) to Buyer.

ARTICLE XIV.
MISCELLANEOUS COVENANTS AND PROVISIONS

Section 14.01.  Assignment; Successors and Assigns.»

Except as otherwise provided in this Section 14.01, neither this Agreement nor any right or interest herein may be assigned by Buyer without the prior written approval of Sellers. Notwithstanding anything to the contrary, Buyer shall have the right to assign all or any of this Agreement to one or more Affiliates of Whitehall Street Global Real Estate Limited Partnership 2005 without obtaining Sellers’ consent; provided that (1) such permitted assignee(s) assumes in writing all of Buyer’s applicable obligations and liabilities hereunder, (2) a copy of the assignment and assumption of this Agreement is provided to Sellers promptly following execution thereof, (3) Buyer shall not be released from any of its obligations to Sellers hereunder and (4) the Deposit shall be and remain the property of Buyer and notwithstanding anything herein to the contrary, following assignments by Buyer, at Closing the Deposit shall be returned to Buyer and Buyer and/or its permitted assignees shall pay the full Purchase Price to Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 14.02.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 14.03.  Waiver. No failure or delay in acting by any party to this Agreement shall be deemed a waiver of such party’s rights. Any waiver of rights or remedies shall be required to be signed by the party charged with the waiver in order for such waiver to be effective.

Section 14.04.  Amendments. This Agreement may be modified or amended only by the written consent of Sellers and Buyer.

Section 14.05.  Further Agreements. Each party agrees that it will execute and deliver to the other party any additional documents, agreements or instruments necessary or reasonable to give effect to this Agreement or any provision hereof.

Section 14.06.  Waiver of Jury Trial. Buyer and Sellers each hereby absolutely, irrevocably and unconditionally waive trial by jury in any litigation, action, claim, suit or proceeding, at law or in equity, arising out of, pertaining to or in any way associated with the covenants, obligations, representations or warranties set forth herein, this Agreement or any other agreement, instrument or document entered into in connection herewith, or any actions or omissions in connection with any of the foregoing.

Section 14.07.  Attorneys’ Fees. In the event that any party is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to its reasonable attorneys’ fees from the non-prevailing party.

Section 14.08.  Entire Agreement. This Agreement (including any Schedules hereto) sets forth all the promises, representations, agreements, conditions and understandings relative to the transactions set forth herein, and neither Sellers nor Buyer are relying upon any promises, representations, agreements, conditions or understandings, either oral or written, (which are hereby superseded in their entirety) other than those expressed in this Agreement.

Section 14.09.  Brokers and Finders. Sellers and Buyer each represent and warrant to the other that it has not employed, retained or consulted any broker, agent or other finder with respect to the Property or in carrying on negotiations relative to this Agreement, except as provided for in this Section 14.09, and Sellers and Buyer shall indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the other on account of any brokerage fee, commission, or other compensation arising in breach of this representation and warranty. Sellers and Buyer hereby acknowledge that Broker, a licensed real estate broker involved in the negotiation of the transactions contemplated herein, shall be paid a sales commission by Sellers at Closing if, and only if, the transactions contemplated by this Agreement are closed and consummated and that the foregoing indemnity from Sellers to Buyer shall apply with respect to any claim for a sales commission by Broker with respect to this transaction.

Section 14.10.  Notices. All notices, demands and requests required, permitted or given pursuant to the provisions of this Agreement shall be in writing, and either hand delivered in person or delivered by certified mail, postage prepaid, return receipt requested, or by Federal Express or other similar overnight courier service, or by facsimile transmission or by e-mail (with a confirming copy sent by Federal Express or other similar overnight courier service) addressed as follows:

If to Buyer:
W2005 NEW CENTURY HOTEL PORTFOLIO, L.P.
c/o Goldman Sachs & Co.
85 Broad Street, New York, New York 10004
Attention: Roy Lapidus, Managing Director
Tel. No. 212-902-5603
Fax No. 212-357-5505
E-mail: roy.lapidus@gs.com

with a copy to:
Sullivan & Cromwell, LLP 125 Broad Street New York, New York 10004-2498 Attention: Anthony J. Colletta, Esquire Tel. No. 212-558-4000 Fax No. 212-558-3588 E-mail: collettaa@sullcrom.com
If to Seller:
CNL Hotels & Resorts, Inc.
CNL Center at City Commons
420 South Orange Avenue
Suite 700
Orlando, Florida 32801-3313
Attention: Mr. Marcel Verbaas,
Senior Vice President and
Chief Investment Officer
Tel. No. (407) 650-1099
Fax No. (407) 650-1085
E-mail: mverbaas@cnlhotels.com

with a copy to:

Lowndes, Drosdick, Doster, Kantor
& Reed, P.A.
215 N. Eola Drive
Orlando, Florida 32802-2809
Attention: Richard J. Fildes, Esquire
Tel. No. (407) 418-6412
Fax No. (407) 843-4444
E-mail: Richard.Fildes@lowndes-law.com

Any notice, demand or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given (i) upon being hand delivered in person, (ii) transmitted by facsimile transmission or by e-mail provided a copy is sent that same date pursuant to Federal Express or other recognized overnight carrier or (iii) upon being deposited with Federal Express or other similar overnight courier service; provided, however, the time period in which any response to such notice, demand or request must be given shall commence on the date of actual delivery of the notice, demand or request to the address to which it is sent (rather than delivery to the specific addressee). The addresses given above may be changed by any party by ten (10) days’ prior notice to all other parties given in the manner provided herein.

Section 14.11.  Section Headings; Interpretation. The section headings of this Agreement are for reference only and shall not be used to construe or interpret this Agreement. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If any term or condition of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be held legally invalid or unenforceable, the remainder of this Agreement, and the application of such terms or conditions to Persons or circumstances other than those as to which it is held legally invalid or unenforceable, shall not be affected thereby and each term and condition of this Agreement shall be valid to the fullest extent permitted by law.

Section 14.12.  Governing Law. This Agreement shall be governed by the laws of the state of Florida; provided, however, that with respect to matters that relate to a specific portion of the Property, this Agreement shall be governed by the laws of the state where such Property is located.

Section 14.13.  Exclusivity. Sellers shall not market, offer for sale, or entertain any offer relating to the sale of the Property for the term of this Agreement; provided that Seller’s obligation under this Section 14.13 shall expire and be of no further force or effect upon (i) the termination or expiration of this Agreement, or (ii) the delivery by Sellers to Buyer of a notice of Buyer’s default of its obligations to close the purchase and sale transaction contemplated by this Agreement.

Section 14.14.  Disclosure of Confidential Information/ Public Announcements/ Communication with Governmental Authorities/ Communication with Employees.

(a)  The parties hereto acknowledge and agree that the existence of this Agreement, the terms of this Agreement and any other information disclosed in the due diligence materials delivered to or produced by Buyer or any other documents, materials, data or other information with respect to the Property which is not generally known to the public (the “Confidential Information”) shall in all respects remain confidential and shall not be disclosed by the Buyer except as provided herein. Buyer may disclose Confidential Information to officers, directors, employees, attorneys, accountants, consultants, lenders, financial advisors, partners and investors (collectively, “Representatives”), who in the reasonable business judgment of such party, need to know the Confidential Information for the purpose of consummating the transactions contemplated by this Agreement. Buyer will inform its Representatives of its confidentiality obligations under this Agreement, and such Representatives shall agree to be bound by the terms and conditions of this Agreement, before Buyer may disclose any Confidential Information to its Representatives. The disclosure of any Confidential Information by any Representative in breach of this Agreement will constitute a breach of this Agreement by Buyer, for which Buyer will be liable. If Buyer or any of its Representatives is required by any subpoena, interrogatories, request for production, or other legal process or by any applicable law or regulation to disclose any Confidential Information, Buyer will give (to the extent not prohibited by law) Sellers prompt written notice of the requirement and will cooperate with the Sellers so that Sellers, at their expense, may seek an appropriate protective order. In the absence of a protective order, Buyer and its Representatives may disclose only such Confidential Information as may in Buyer’s reasonable opinion, be necessary to avoid any penalty, sanction, or other material adverse consequence, and Buyer will use commercially reasonable efforts to secure confidential treatment of any Confidential Information so disclosed.

(b)  Notwithstanding the foregoing, any party hereto shall have the right to make a public announcement regarding the transaction described in this Agreement, provided, however, that, prior to and as a condition precedent to such public announcement, all other parties hereto shall approve the timing, form and substance of any such public announcement, except if a party hereto is required to make a public announcement under any securities law, the party making such public announcement may do so only after having provided the other party with a copy of such public announcement and only as long as such public announcement is made in strict accordance with the applicable law requiring such public announcement be made. Any public announcements made on the Effective Date (or the next business day) shall have been agreed to by the parties as to its form and content prior to the parties executing this Agreement.

(c)  Without limiting the generality of the provisions in subsection (a) above, until Closing, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Buyer’s third party consultants), directly or indirectly, communicate with any governmental authority or any official, employee or representative thereof, involving any matter with respect to the Property without the Sellers’ prior written consent, which consent shall not be unreasonably withheld unless such communication is arranged by the Sellers. Notwithstanding the foregoing, (i) Buyer and its representatives and consultants shall have the right to review building department, health department and other local governmental authority records with respect to the Property and the operation of the Hotels and request written or verbal confirmation of zoning and any other compliance by the Land or Hotels with any applicable laws, without any requirement to obtain the consent of the Sellers, and (ii) Buyer shall have the right to communicate with the applicable governmental authority in connection with the issuance of any liquor licenses required for the sale of liquor at the Hotels, and any and all other permits or licenses required to be transferred or applied for in connection with the sale of the Hotels, all without the prior consent of the Sellers; provided, however, that (x) Buyer shall provide Sellers with regular updates regarding the progress of any and all such communications; and (y) no inspections of the Hotels by the applicable governmental authorities shall occur unless a representative of the Sellers is present during such inspections.

(d)  Communication with Employees. Without limiting the generality of the provisions in subsection (a) above, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Buyer’s third party consultants), directly or indirectly, communicate with any Employees or any Person representing any Employees involving any matter with respect to the Property, the Employees or this Agreement, without the prior written consent of Sellers and Manager, which consent may be withheld in the sole discretion of Sellers and Manager, unless such communication is arranged by the Sellers and/or Manager.

(e)  No Survival. This Section 14.14 expressly shall not survive closing.

Section 14.15.  Time of Essence. Time is of the essence of this Agreement and each term and provision hereof; provided, however (unless specifically provided to the contrary elsewhere in this Agreement), when the date by which any action, event or condition is to occur or any notice or other communication is to be given falls on a Saturday, Sunday or legal holiday, the date by which such action, event or condition is to occur or such notice or other communication is to be given shall be automatically extended to the business day immediately succeeding such Saturday, Sunday or legal holiday.

Section 14.16.  Joint and Several Liability.»

The obligations of the Sellers under this Agreement shall be joint and several.

Section 14.17.  RADON GAS. (Concerning Florida Hotels only) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to Persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in the State in which the Property is located. Additional information regarding radon and radon testing May be obtained from your county public health unit.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

[SIGNATURES ON FOLLOWING PAGE]

BUYER:

W2005 New Century Hotel Portfolio, L.P., a Delaware limited liability company By: W2005 New Century Hotel Portfolio GP, L.L.C., a Delaware limited liability company, its general partner

By: /s/ Todd Gianndole
Name: Todd Gianndole
Its: Manager

SELLERS:

ROSE SPE 1, LP,
a Delaware limited partnership

By: Rose SPE 1 GP, LLC,
a Delaware limited liability company,
its sole general partner

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

RFS SPE 1 1998, LLC,

a Virginia limited liability company

By:  RFS MM 1 1998 CORPORATION,
a Virginia corporation, as Managing Member

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

RFS SPE 2 1998, LLC,
a Virginia limited liability company

By:  RFS MM 2 1998 CORPORATION,
a Virginia corporation, as Managing Member

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

RFS SPE 2000, LLC,
a Virginia limited liability company

By:  RFS MM 2000 CORPORATION,
a Virginia corporation, as Managing Member

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

RFS SPE2 2000, LLC,
a Virginia limited liability company

By:  RFS MM 2 2000 CORPORATION,
a Virginia corporation, as Managing Member

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

RFS PARTNERSHIP, L.P.,
a Tennessee limited partnership

By: CNL Rose GP Corp.,
a Delaware corporation
its sole general partner

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

CNL HOSPITALITY PARTNERS, LP,
a Delaware limited partnership

By: CNL Hospitality GP Corp.,
a Delaware corporation,
its sole general partner

By: /s/ Marcel Verbaas
Name: Marcel Verbaas
Title: Senior Vice President

JOINDER OF ESCROW AGENT

First American Title Insurance Company d/b/a The Talon Group hereby joins in the execution of this Agreement for the limited purpose of acknowledging and agreeing to act as Escrow Agent as contemplated in Section 2.05.

First American Title Insurance Company d/b/a The Talon Group By: